AMENDED AND RESTATED

OPERATING AGREEMENT

OF

KADMOS ENERGY SERVICES LLC

(A Delaware Limited Liability Company)

THE SECURITIES REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED UNDER ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS AGREEMENT IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS WHICH ARE SET FORTH HEREIN.

Table of Contents

Attachments:

Schedule 1: Schedule of Members

Schedule 2: Member Address and Contact Information

Exhibit A: Joinder Agreement

Exhibit B: 2025 Equity Incentive Plan

Exhibit C: Consent of Spouse

Exhibit D: 2025 Phantom Equity Plan

AMENDED AND RESTATED

OPERATING AGREEMENT

OF

KADMOS ENERGY SERVICES LLC

This Amended and Restated Operating Agreement (this "Agreement") of KADMOS ENERGY SERVICES LLC, a Delaware limited liability company (the "Company"), is effective as of October 17, 2025 (the "Effective Date"), by and among the Company and the individuals and entities listed on Schedule 1 of this Agreement (each a "Member" and collectively, the "Members").

RECITALS

WHEREAS, the Company was formed under the laws of the State of Delaware by the filing of a Certificate of Formation with the Secretary of State of the State of Delaware on June 27, 2025 (the "Certificate");

WHEREAS, Youssef Ballout (the "Original Member") entered into the Operating Agreement of the Company as of June 27, 2025 (the "Initial Operating Agreement");

WHEREAS, the Original Member desires to amend and restate the Original Agreement in its entirety as set forth herein for the purposes of, and on the terms and conditions set forth in, this Agreement;

WHEREAS, Snow Lake Investments (US) Ltd. is, concurrently with its execution of this Agreement, entering into a Subscription and Purchase Agreement (the "Subscription and Purchase Agreement"), pursuant to which it is acquiring its Units in the Company on the terms and conditions set forth therein;

WHEREAS, the other parties acquiring or being issued Units on the date hereof are, concurrently with their execution of this Agreement, entering into Restricted Unit Purchase Agreements (each a "Restricted Unit Purchase Agreement"), pursuant to which they are acquiring their respective Units in the Company on the terms and conditions set forth therein; and

WHEREAS, the Members wish to enter into this Agreement setting forth the terms and conditions governing the operation and management of the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Members hereby agree this Agreement amends and restates, replaces, and supersedes, the entirety of the Initial Operating Agreement and any other prior operating agreements, whether written or oral, and sets forth the entire understanding of the Members with respect to the Company, as follows:

ARTICLE I.

ORGANIZATION

Section 1.01 Formation. The Company was formed as a Delaware limited liability company on June 27, 2025, by the filing of the Certificate with the Secretary of State of the State of Delaware pursuant to the LLC Act. This Agreement shall constitute the "limited liability company agreement" (as that term is used in the LLC Act) of the Company. The rights, powers, duties, obligations and liabilities of the Members shall be governed by this Agreement and the LLC Act. To the extent that the rights, powers, duties, obligations and liabilities of any Member are different by reason of any provision of this Agreement than they would be under the LLC Act in the absence of such provision, this Agreement, shall, to the extent permitted by the LLC Act, control.

Section 1.02 Name. The name of the Company is "KADMOS ENERGY SERVICES LLC." The business of the Company will be conducted under such name or such other trade names or fictitious names as may be adopted by the Board.

Section 1.03 Term. The term of the Company shall continue indefinitely until the date that the Company is dissolved as hereinafter provided.

Section 1.04 Principal Office. The initial address of the Company shall be 13867 N 15th E, Idaho Falls, ID 83401. The principal office, place of business and address of the Company shall be determined by the Board from time to time. The Board shall give prompt notice of any such change to each of the Members. The Company may have such other offices as the Board shall determine.

Section 1.05 Registered Agent and Office. The Company's registered agent and office shall be as set forth in the Certificate or such other agent and/or office as the Board may designate from time to time. The initial registered agent of the Company will be Cogency Global Inc.

Section 1.06 Qualification in Other Jurisdictions. The Board may cause the Company to be qualified, formed or registered under assumed or fictitious name statutes or similar laws in any jurisdiction in which the Company transacts business in which such qualification, formation or registration is required or desirable. Any Officer, as an authorized person within the meaning of the LLC Act, shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business. The Board may cause the execution, delivery and filing of any necessary or advisable amendments or restatements to the Certificate consistent with the terms of this Agreement, and any other certificates, notices, statements or other instruments (and any amendments or statements thereof) necessary or advisable for the operation of the Company in all jurisdictions where the Company may elect to do business.

Section 1.07 Business. The Company may engage in any lawful activity for which limited liability companies may be organized under the LLC Act.

Section 1.08 Powers. The Company shall have all the powers permitted to a limited liability company under the LLC Act and which are necessary, convenient or advisable in order for it to conduct its business.

Section 1.09 Title to Company Assets. Title to, and all right and interest in, the Company's assets shall be acquired in the name of and held by the Company and no Member shall have any interest in any specific Company property or assets.

Section 1.10 Limited Liability. The liability of each Covered Person shall be limited to the fullest extent permitted by the LLC Act and other applicable law. No Covered Person shall be liable for any debts, obligations or liabilities of the Company or each other, whether arising in tort, contract or otherwise, solely by reason of being a Member, Manager, Tax Representative, Officer or agent of the Company, or acting (or omitting to act) in such capacities or participating (as an employee, consultant, contractor or otherwise) in the conduct of the business of the Company. This shall not limit any Member's liability for any breach of this Agreement; provided, however, that each Manager shall owe, and shall act in a manner consistent with, fiduciary duties to the Company and its Members of the nature, and to the same extent, as those owed by directors of a Delaware corporation.

Section 1.11 No State-Law Partnership. The Members intend that the Company shall not be a partnership or common law joint venture, and that no Member, Manager, or Officer of the Company shall be a partner or joint venturer of any other Member, Manager, or Officer of the Company.

ARTICLE II.

MEMBERS; CAPITAL CONTRIBUTIONS; UNITS

Section 2.01 Names and Addresses. The names and Percentages of the Members, and the number and class of Units held by each Member (and date of acquisition), and the Adjusted Capital Contributions balances as of the Effective Date are as set forth in Schedule 1 to this Agreement. The Board shall cause the Company to update Schedule 1 from time to time, as necessary, including in order to reflect the admission of Members and the Transfer or issuance of Units and the making of any additional Capital Contributions, each in accordance with the terms of this Agreement. Amendments or revisions of Schedule 1 made in accordance with this Agreement shall not be deemed to be amendments to this Agreement requiring the consent or approval set forth in Section 12.15. The addresses and other contact information with respect to the Members are set forth in Schedule 2 to this Agreement. Any reference in this Agreement to Schedule 1 and Schedule 2 shall be deemed a reference to Schedule 1 and Schedule 2, each as amended and in effect from time to time.

Section 2.02 Classes of Units.

(a) Authorized Units Generally. All interests of Members in distributions and other amounts specified herein, as well as all rights of the Members to vote on, consent to, or approve any Company matter, shall be denominated in units of interests in the Company (each, a "Unit" and together, the "Units"). There shall be three (3) classes of Units designated

"Common A Units," "Common B Units" and "Profits Interest Units". Each class of Units shall have the privileges, preference, duties, liabilities, obligations, and rights, including voting rights, if any, set forth in this Agreement with respect to such class. A Member may own one or more classes of Units, and the ownership of one class of Units shall not affect the rights, privileges, preferences or obligations of a Member with respect to the other class of Units owned by such Member.

(b) Authorization and Issuance of Common A Units. The Company is hereby authorized to issue up to 4,900,000 Common A Units. Common A Units shall have voting rights as set forth in this Agreement. As of the date hereof and after giving effect to the transactions contemplated by the Subscription and Purchase Agreement, 4,900,000 Common A Units are issued and outstanding to Snow Lake Investments (US) Ltd. Snow Lake Investments (US) Ltd. has made capital contributions to the Company in the amount set forth opposite its name on Schedule 1 attached hereto under the heading "Capital Contributions."

(c) Authorization and Issuance of Common B Units. The Company is hereby authorized to issue up to 5,100,000 Common B Units. Common B Units shall have voting rights as set forth in this Agreement. As of the date hereof and after giving effect to the transactions contemplated by the Restricted Unit Purchase Agreements, 5,100,000 Common B Units are issued and outstanding to certain Common Members in the amounts set forth on Schedule 1 opposite each such Common Member's name. Each Member holding Common B Units has entered into a Restricted Unit Purchase Agreement.

(d) Authorization of Profits Interest Units; Issuance. Subject to prior approval of every issuance by a Requisite Majority, the Company is hereby authorized to issue up to 1,000,000 Profits Interest Units. Profits Interest Units shall not have voting rights. As of the date hereof, no Profits Interest Units have been issued or are outstanding. Upon the approval of every issuance by a Requisite Majority, the Company may issue Profits Interest Units to existing or new employees, Officers, directors, Managers, consultants or other service providers of the Company or its Subsidiaries pursuant to written agreements approved by a Requisite Majority (each such agreement, regardless of its actual title, and as amended modified and waived from time to time in accordance with its terms, is referred to herein as a "Unit Grant Agreement"). The Unit Grant Agreement shall contain the Profits Interest Threshold Amount, and such other provisions as the Board shall determine, (and a Requisite Majority shall approve), which may include without limitation, (A) the forfeiture of, or the right of the Company to repurchase, all or any portion of such Profits Interest Units from each holder thereof in the event such Person ceases to be an employee, a director, an Officer, a Manager, or a consultant of the Company or its Subsidiaries, or to perform other services for the Company or its Subsidiaries, (B) any Transfer restrictions in addition to those set forth in Article X, and (C) provisions regarding vesting of such Profits Interest Units. For the avoidance of doubt, the Company shall not issue any Profits Interest Unit without approval by a Requisite Majority. The Company shall make the Profits Interest Units and any issuance thereof and any Unit Grant Agreement subject to the terms and conditions of the 2025 Equity Incentive Plan of the Company and applicable law, as the same may be amended or modified from time to time in accordance with its terms. The Members and the Company agree that in the event of any conflict or inconsistency between the terms of any Unit Grant Agreement or equity or unit incentive plan and this Agreement, the terms of this Agreement shall control;

provided, that any Unit Grant Agreement or equity or unit incentive plan may impose greater restrictions or grant lesser rights to any grantee or participant than this Agreement and such greater restrictions or lesser rights shall apply to such grantee or participant. Any Person who receives a Profits Interest Unit that is not substantially vested (within the meaning of Treasury Regulations Section 1.83-3(b)) shall make a timely and effective election under Code Section 83(b) with respect to such Profits Interest Unit. EACH MEMBER WHO MAY FILE AN ELECTION UNDER SECTION 83(b) OF THE CODE WITH RESPECT TO ANY PROFITS INTEREST UNIT ACKNOWLEDGES THAT IT IS SUCH MEMBER'S SOLE RESPONSIBILITY, AND NOT THE COMPANY'S, TO TIMELY FILE SUCH ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF SUCH MEMBER REQUESTS THAT THE COMPANY OR ITS REPRESENTATIVES MAKE THIS FILING ON SUCH MEMBER'S BEHALF. Notwithstanding the foregoing, the Company and the Members will (A) treat such Profits Interest Units as outstanding for tax purposes, (B) treat such Member as a partner of the Company for tax purposes with respect to such Profits Interest Units and (C) file all tax returns and reports consistently with the foregoing (except for non-U.S. federal returns or reports for which a different tax treatment is required by applicable law). Upon the issuance of Profits Interest Units to a Member, and at the time that any portion of such Member's Profits Interest Units vests pursuant to the terms of this Agreement or an applicable Unit Grant Agreement, or otherwise, neither the Company nor any of its Members will deduct any amount (as wages, compensation or otherwise) for the fair market value of such Profits Interest Units or any portion thereof for federal income tax purposes. Consistent with the foregoing, the Profits Interest Units are intended to be treated as "profits interests" under Revenue Procedure 93-27, 1993-2 C.B. 343 as clarified by Revenue Procedure 2001-43, 2001-2 C.B. 191 (and any successor guidance thereto) for federal income tax purposes such that the grant of the Profits Interest Units shall not be a taxable event for the Member, and the provisions of this Agreement shall be interpreted and applied consistently therewith. The Profits Interest Units shall have a Capital Account equal to zero (0) as of the date that any such Profits Interest Units are issued. Neither the Company nor any Member shall perform any act or take any position inconsistent with the treatment of the Profits Interest Units as "profits interests" for income tax purposes unless otherwise required by applicable law.

(e) Ranking. With the exception of distributions as provided for in Article VII and conversion rights of Members holding Common A Units, the Common A Units and Common B Units have equal rights under the terms of this Agreement.

(f) 2025 Equity Incentive Plan. The Members hereby adopt the 2025 Equity Incentive Plan of the Company in the form attached hereto as Exhibit B, pursuant to which the Company, upon prior approval by a Requisite Majority of each issuance, may issue up to an aggregate of 1,000,000 Profits Interest Units, as set forth in clause (d) of this Section 2.02. The Board shall have the exclusive authority to administer the 2025 Equity Incentive Plan; provided, however, that for the avoidance of doubt, no Profits Interest Unit shall be issued without the prior approval by a Requisite Majority. Any grant of Profits Interest Units under the 2025 Equity Incentive Plan shall be pursuant to an agreement approved by a Requisite Majority.

(g) 2025 Phantom Equity Plan. The Members hereby adopt the 2025 Phantom Equity Plan of the Company in the form attached as Exhibit C, pursuant to which the

Company upon the prior approval by a Requisite Majority of each issuance, may issue phantom unit interests to service providers in accordance therewith. The Board shall have the exclusive authority to administer the 2025 Phantom Equity Plan, provided, however, that for the avoidance of doubt, no phantom unit interest shall be issued without the prior approval by a Requisite Majority. Any grant under the 2025 Phantom Equity Plan shall be pursuant to an agreement approved by a Requisite Majority. The number of phantom units reserved or granted under the 2025 Phantom Equity Plan may be changed from time to time with the approval of a Requisite Majority.

Section 2.03 Issuance of New Units; Admission of Members.

(a) Issuance of New Units. The Company may authorize new Units or classes of Units with the approval of a Requisite Majority. New Members may be admitted from time to time (i) in connection with the issuance of Membership Interests by the Company and (ii) in connection with a transfer of Membership Interests (a "Transfer"), subject to compliance with the provisions of Article X and in either case, following compliance with the provisions of Section 2.03(b).

(b) Admission of New Members. In order for any Person not already a Member of the Company to be admitted as a Member, subject to Section 4.02(b) and whether pursuant to an issuance or Transfer of Membership Interests, such Person shall have (i) executed and delivered to the Company a written understanding substantially in the form of the Joinder Agreement attached hereto as Exhibit A, (ii) if such Person is an individual who has a spouse, an executed written undertaking from such spouse substantially in the form of the Consent of spouse attached hereto as Exhibit C, and (ii) provided to the Company any information required from such Person. Upon the satisfaction of any applicable conditions, including the receipt by the Company of payment for the issuance of Units, such Person shall be admitted as a Member. The Company shall also adjust the Capital Accounts of the Members as appropriate.

(c) Schedule 1 and Schedule 2. Upon any issuance of Units or Transfer of Membership Interests and the admission of a Person as a Member in accordance with this Section 2.03, the Board or Officers shall update Schedule 1 and Schedule 2 as appropriate

(d) No Withdrawal; Bankruptcy. So long as a Member continues to hold any Membership Interests, such Member shall not have the ability to withdraw or resign as a Member prior to the Dissolution and winding up of the Company and any such withdrawal or resignation or attempted withdrawal or resignation by a Member prior to the Dissolution or winding up of the Company shall be null and void. As soon as any Person who is a Member ceases to hold any Membership Interests, such Person shall no longer be a Member. No Member shall have the right or power to dissociate or Voluntarily Withdraw as a Member of the Company except with the consent of the Board, which consent may be withheld in the Board's sole discretion. (For the avoidance of doubt, this provision shall not prevent any employee or other service provider of the Company from resigning in his, her or its capacity as an employee or other service provider). A Member shall not cease to be a Member as a result of the Bankruptcy of such Member or as a result of any other events specified in Section 18-304 of the Act.

(e) Death. The death of a Member shall not cause the Dissolution of the Company, except as otherwise provided by Section 9.01(c). In such event, the Company and its business shall be continued by the remaining Member or Members and Membership Interests owned by the deceased Member shall automatically be Transferred to such Member's heirs, provided, that within a reasonable time after such Transfer, the applicable heirs shall sign a written undertaking substantially in the form of the Joinder Agreement and, if applicable, the Consent of Spouse.

Section 2.04 Capital Contributions.

(a) Capital Contributions. Each Member's Capital Contribution, if any, whether in cash or in-kind, and the number of Units issued to such Member will be as set forth in Schedule 1.

(b) No Additional Capital Contributions. No Member shall be required to make any Capital Contributions or lend any funds to the Company. No Member shall be required to lend any money to the Company or to guaranty any Company indebtedness.

Section 2.05 Withdrawal of Capital. Except as expressly set forth in this Agreement, no Member will be entitled to withdraw all or any part of such Member's Capital Contributions or Capital Account from the Company. In the event of any distribution, no Member shall be entitled to demand such distribution in the form of property other than money.

Section 2.06 No Interest on Capital. No Member will be entitled to receive interest on such Member's Capital Account or any Capital Contribution.

ARTICLE III.

MANAGEMENT

Section 3.01 Management and Control by Board. The business and affairs of the Company shall be managed by or under the direction of the Board. Except as expressly set forth herein, no Member, acting in such Person's capacity as a Member, shall have any right to take part in the management, control or operation of the Company or its business and shall have no power or authority to act for or bind the Company.

Section 3.02 Managers.

(a) Initial Managers; Election. The Company shall have a Board which shall consist of three (3) natural Persons (each, a "Manager") who shall constitute the "managers" (as that term is defined in the LLC Act) of the Company. One member of the Board shall be appointed or elected, exclusively and as a separate class, by the holders of record of Units held by Snow Lake (the "Snow Lake Manager"). The initial Snow Lake Manager shall be Nachum Labkowski. One member of the Board shall be appointed or elected, exclusively and as a separate class, by the holders of record of Units held by Exodys (the "Exodys Manager"). The initial Exodys Manager shall be Carl Perez. One member of the Board shall be appointed or elected, exclusively and as a separate class, by the holders of record of all voting Units

excluding voting Units held by Snow Lake and/or Exodys (the "Founding Team Manager"). The initial Founding Team Manager shall be Youssef Ballout.

(b) Expansion of Board Upon Additional Capital Contributions by Snow Lake Pursuant to the Note. Upon Snow Lake having made additional aggregate Capital Contributions to the Company in the amount of Two Million Dollars (US$2,000,000) pursuant to the Note (as defined herein), the size of the Board shall automatically increase from three Managers to five Managers. The two additional Manager positions resulting from such increase shall be appointed or elected, exclusively and as a separate class, by the holders of record of Units held by Snow Lake, such that, upon an increase of the Board to five members pursuant to this Section 3.02(b), three members of the Board shall be appointed or elected, exclusively and as a separate class, by the holders of record of Units held by Snow Lake, one member of the Board shall be appointed or elected, exclusively and as a separate class, by the holders of record of Units held by Exodys, and one member of the Board shall be appointed or elected, exclusively and as a separate class, by the holders of record of all voting Units excluding voting Units held by Snow Lake and/or Exodys. In connection with Snow Lake's appointment or election of one of the two additional Manager positions resulting from the increase in the size of the Board pursuant to this Section 3.02(b), Snow Lake may, in its discretion, consult with or solicit input from the other members of the Board, it being acknowledged and agreed that the final decision with respect to the designation, appointment and election of such Manager shall be in Snow Lake's sole and absolute discretion.

(c) Assurance as to Number of Managers. Until varied by the vote of a Requisite Majority, the Company and the Members shall take such actions as may be required to ensure that (i) the number of Managers constituting the Board, until increased pursuant to Section 3.02(b), is at all times three (3), and (ii) upon an expansion of the Board to five Managers pursuant to Section 3.02(b), the number of Managers constituting the Board is at all times five (5).

(d) Removal. The Member(s) entitled to appoint or elect a member of the Board pursuant to Section 3.02(a) and Section 3.02(b) may remove such member of the Board at any time with or without Cause. Notwithstanding the foregoing, a Manager may also be removed for Cause as determined by the affirmative vote of Managers. Except as set forth in Section 3.02(e), no member of the Board may be removed except in accordance with this Section 3.02(d). In the event that a vacancy is created on the Board at any time due to the death, disability, retirement, resignation, or removal of a Manager, the Member(s) entitled to appoint or elect such Manager pursuant to Section 3.02(a) and Section 3.02(b) shall have the exclusive right to appoint or elect an individual to fill such vacancy.

(e) Resignation. Any Manager may resign as a Manager at any time by giving written notice. Such resignation shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice.

(f) Quorum; Voting. The presence of at least a majority of the Managers serving on the Board in person or by proxy shall constitute a quorum for the transaction of business of the Board. At all times when the Board is conducting business at a meeting of the Board, a quorum of the Board must be present at such meeting. If a quorum shall not be

present at any meeting of the Board, then the Managers present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If at any time there is more than one Manager, the Board shall act by majority vote of the Managers, except that adoption of the Budget and any amendments or modifications thereto shall require the prior unanimous approval of the Board. Each Manager shall have one vote. In the event that there is any vacancy on the Board, the Managers shall act only unanimously for all actions taken by the Board.

(g) Meetings. Meetings of the Managers may be called by any Manager. All meetings shall be held upon reasonable notice (forty-eight (48) hours shall be deemed reasonable but not required) to all Managers. Notice of a meeting need not be given to any Manager who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting in writing, prior to its commencement, the lack of notice to such Manager. Attendance of a Manager at any meeting shall constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. The Managers may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear or otherwise interactively communicate with each other, and such participation shall constitute presence in person at such meeting. Any action which may be taken at a meeting of the Managers may be taken by written consent of a majority of the Managers without a meeting. All such waivers, consents and approvals shall be filed with the Company records or made a part of the minutes of the meeting.

(h) Schedule of Managers. The Board shall maintain a schedule of all Managers with their respective mailing addresses, and shall update such schedule upon the designation, removal, or replacement of any Manager in accordance with this Agreement.

(i) Indemnification. The Company shall indemnify the Managers to the fullest extent permitted by law and as set forth in Article VIII.

(j) Fiduciary Duties. Each Manager, for himself or herself and the Member he or she represents, to the extent applicable and as it pertains to the Company Vertical, shall at all times act in good faith, with the care of an ordinarily prudent Person, and owes the Company and the Members the fiduciary duties of loyalty and care, to the same extent required for the directors of a corporation under the General Corporation Law of the State of Delaware, when making decisions on behalf of or for the Company.

(k) Business Opportunities; Related-Party Agreements. If a Manager is offered or discovers a business opportunity of the type and character that is within the scope of the Company Vertical (a "Business Opportunity", such Manager shall, prior to pursuing such Business Opportunity, offer to the Company the right to pursue such Business Opportunity for the benefit of the Company or its Subsidiary, regardless of whether such Manager believes the Company or any Company subsidiary would be able (financially or otherwise) or willing to pursue such Business Opportunity. If the Company has not determined to pursue or cause its Subsidiary to pursue such Business Opportunity within sixty

(60) days after its presentation to the Company, the presenting Manager shall be free to pursue such Business Opportunity as such Manager shall determine in such Manager's sole discretion. Except as expressly provided in this Agreement, the Company shall not, and shall not cause or permit any Company subsidiary to, directly or indirectly, enter into, amend, waive, or terminate (other than pursuant to its terms) any Related-Party Agreement on terms which are less favorable to the Company or such Company subsidiary than those that would have been obtained from an unaffiliated third party on an arm's-length basis, without the approval of at least a majority of the disinterested Managers.

(l) Self-Dealing. A Manager or Member may enter into a business transaction with the Company if the terms of the transaction are no less favorable to the Company than those of a similar transaction with an independent third party. Approval or ratification by Managers and Members having no interest in the transaction constitutes conclusive evidence that the terms satisfy the foregoing condition.

Section 3.03 Officers. The Board may appoint individuals as officers of the Company (the "Officers") as it deems necessary or desirable to carry on the business of the Company and the Board may delegate to such Officers such power and authority as the Board deems advisable. No Officer need be a Member of the Company. Any individual may hold two or more offices of the Company. Each Officer shall hold office until a successor is designated by the Board or until the Officer's earlier death, resignation or removal. Any Officer may resign at any time on written notice to the Board. Any Officer may be removed by the Board with or without Cause at any time. A vacancy in any office occurring because of death, resignation, removal or otherwise, may, but need not, be filled by the Board.

Section 3.04 Devotion of Time. Each Manager shall devote whatever time or effort to the business of the Company as he or she deems appropriate in their discretion.

Section 3.05 Banking; Deposits. All funds of the Company shall be deposited in one or more accounts with one or more recognized financial institutions in the name of the Company, at such locations as shall be determined by the Board. Any Officer designated by the Board, acting alone, is authorized to establish accounts, endorse checks, drafts and other evidence of indebtedness made payable to the order of the Company, but only for the purpose of deposit into the Company's accounts. All checks, withdrawals, drafts and other instruments obligating the Company to pay money in the ordinary course of business may be signed by such Officers as are designated by the Board from time to time and such Officers may execute any documents and take such other actions as may be requested by any bank for purposes of establishing such account.

Section 3.06 No Compensation; Reimbursement & Expenses. Each Manager shall serve without compensation in their capacity as such except with respect to compensation paid to a Manager who is also an employee of the Company. The Company may reimburse a Member or Manager for any and all actual out-of- pocket costs and expenses reasonably paid or incurred by him, her or it in connection with the organization, operation or management of the Company, or for any services provided to the Company by third parties in accordance with any reimbursement policy adopted by the Board.

ARTICLE IV.

MEMBERS

Section 4.01 Meetings of Members. Meetings of the Members shall be held at such times and places as determined by the Board from time to time. No annual, regular or special meetings of Members are required, but if such meetings are held, they shall be noticed, held and conducted pursuant to the LLC Act. Members may participate in any meeting through the use of conference telephones or similar communications equipment as long as all Members participating can hear one another or otherwise interactively communicate with each other. A Member so participating is deemed to be present in person at the meeting. Any action which may be taken by the Members at a meeting may also be taken without a meeting, if a consent in writing setting forth the action so taken is signed by Members having not less than the minimum votes that would be necessary to authorize that action at a meeting of the Members duly called and noticed.

Section 4.02 Voting Rights of Members.

(a) Voting Generally. Members have no right to vote on any matter except as provided in this Agreement or under the LLC Act. Each Common A Unit shall be entitled to one vote on all matters upon which Members have the right to vote under this Agreement. Each Common B Unit shall be entitled to one vote on all matters upon which Members have the right to vote under this Agreement. Profits Interest Units shall be non-voting and shall not entitle the holder thereof to vote on any matters required or permitted to be voted on by the Members. For any matter presented to the Members for a vote, the matter shall pass if it receives a Requisite Majority.

(b) Member Approval. Notwithstanding anything else to the contrary contained herein, the Company shall not, either directly or indirectly, without a Requisite Majority, effectuate any of the following, and any such act or transaction entered into without such consent or vote shall be null and void *ab initio*, and of no force or effect:

(i) liquidate, dissolve or wind-up the affairs of the Company, or effect any merger or consolidation, effect any other any merger, consolidation or Company Sale;

(ii) amend, alter, or repeal any provision of the Certificate or this Agreement;

(iii) convert, reorganize, or otherwise change the Company's entity form from a limited liability company to any other form of entity (including, without limitation, a corporation);

(iv) create or authorize the creation of or issue any other security convertible into or exercisable for any equity security or create or authorize any other equity interests or rights (including any phantom, appreciation, or other equity-like rights) beyond those authorized in this Agreement as of the date hereof;

(xix) amend, revise or vary any term or provision of any Unit Grant Agreement or any agreement relating to a phantom unit interest (in each case including terms or provisions relating to the vesting of any Profits Interest Unit or phantom unit interest);

(xx) enter into or be a party to any transaction with any director, officer or employee of the Company or any "associate" (as defined in Rule 12b-2 promulgated under the United States Securities Exchange Act of 1934, as amended) of any such person;

(xxi) approve any equity grant pursuant to the Plan;

(xxii) make any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company;

(xxiii) make any loan or advance to any Person, including, any employee or Manager;

(xxiv) guarantee, any indebtedness except for trade accounts of the Company or any subsidiary arising in the ordinary course of business;

(xxv) initiate or consummate a public offering of any securities of the Company or cause or permit any Company subsidiary or their respective corporate successors to consummate a public offering; provided, however, that, notwithstanding the foregoing, if Snow Lake defaults on its obligation to make a Payment Amount on a Payment Date (as each term is defined in the Note) pursuant to the Note, and such default is not cured within any applicable notice and cure period set forth therein, then the Company may initiate and consummate any financing transaction, including a public offering of its securities or securities of any of its subsidiaries or successors, upon approval by a majority of the holders of record of all voting Units excluding voting Units held by Snow Lake;

(xxvi) initiate a bankruptcy or consent to any involuntary bankruptcy proceeding; or

(xxvii) incur any aggregate indebtedness in excess of US$250,000 that is not already included in the Budget.

Section 4.03 Consents and Votes. The Members acknowledge, in connection with any vote, consent or approval of the Members or of any sub-group of Members, each Member shall be entitled to consider solely its own interest in determining whether to grant or withhold its vote, consent or approval.

Section 4.04 No Agency. No Member acting solely in their capacity as a Member is an agent of the Company, nor can any Member acting solely in the capacity of a Member bind the Company or execute any instrument on behalf of the Company.

Section 4.05 Further Action. Each Member agrees to take all actions necessary at any time or from time to time required to cause the Company to be governed in accordance with this Agreement.

(xix) amend, revise or vary any term or provision of any Unit Grant Agreement or any agreement relating to a phantom unit interest (in each case including terms or provisions relating to the vesting of any Profits Interest Unit or phantom unit interest);

(xx) enter into or be a party to any transaction with any director, officer or employee of the Company or any "associate" (as defined in Rule 12b-2 promulgated under the United States Securities Exchange Act of 1934, as amended) of any such person;

(xxi) approve any equity grant pursuant to the Plan;

(xxii) make any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company;

(xxiii) make any loan or advance to any Person, including, any employee or Manager;

(xxiv) guarantee, any indebtedness except for trade accounts of the Company or any subsidiary arising in the ordinary course of business;

(xxv) initiate or consummate a public offering of any securities of the Company or cause or permit any Company subsidiary or their respective corporate successors to consummate a public offering; provided, however, that, notwithstanding the foregoing, if Snow Lake defaults on its obligation to make a Payment Amount on a Payment Date (as each term is defined in the Note) pursuant to the Note, and such default is not cured within any applicable notice and cure period set forth therein, then the Company may initiate and consummate any financing transaction, including a public offering of its securities or securities of any of its subsidiaries or successors, upon approval by a majority of the holders of record of all voting Units excluding voting Units held by Snow Lake;

(xxvi) initiate a bankruptcy or consent to any involuntary bankruptcy proceeding; or

(xxvii) incur any aggregate indebtedness in excess of US$250,000 that is not already included in the Budget.

Section 4.03 Consents and Votes. The Members acknowledge, in connection with any vote, consent or approval of the Members or of any sub-group of Members, each Member shall be entitled to consider solely its own interest in determining whether to grant or withhold its vote, consent or approval.

Section 4.04 No Agency. No Member acting solely in their capacity as a Member is an agent of the Company, nor can any Member acting solely in the capacity of a Member bind the Company or execute any instrument on behalf of the Company.

Section 4.05 Further Action. Each Member agrees to take all actions necessary at any time or from time to time required to cause the Company to be governed in accordance with this Agreement.

ARTICLE V.

BOOKS AND RECORDS; TAX MATTERS

Section 5.01 Books and Records. The Company shall maintain and keep at all times during the continuation of the Company, proper and usual books of account which shall accurately reflect the condition of the Company and shall account for all matters concerning the management thereof, which books shall be maintained and kept at the principal office of the Company or at such other place or places as the Board may from time to time determine. The Company's books and records shall be maintained on the basis selected by the Board.

Section 5.02 Access to Information. The Company will furnish each Member holding ten (10%) or more of the outstanding Common Units then held by all Members the following:

(a) as soon as available, but not less than:

(i) one hundred twenty (120) days after the end of each fiscal year, an unaudited balance sheet of the Company, as at the end of such fiscal year, and a statement of income and a statement of cash flows of the Company, for such year, all prepared in accordance with accounting principles agreed to the Board in consultation with its accountants ("Accounting Principles"), and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants selected by the Board;

(ii) forty-five (45) days after the end of each of the first, second and third quarterly accounting periods in each fiscal year of the Company, a balance sheet of the Company as of the end of each such quarterly period, and a statement of income and a statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with the Company's Accounting Principles (with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made);

(iii) thirty (30) days after the end of each month, a balance sheet of the Company as of the end of each such month, and a statement of income and a statement of cash flows of the Company for such month and for the current fiscal year to date; and

(iv) one hundred twenty (120) days after the end of each fiscal year, a copy of the Budget;

(b) full and free access to and the right to inspect (i) the Company's properties, premises and other assets and (ii) the corporate, financial, and similar records, reports, and documents of the Company, including all books and records, minutes of proceedings, internal management documents, reports of operations, reports of adverse developments, and copies of any management letters and communications with Members, in

each case upon reasonable notice to the Company. The foregoing right of access shall include the right to examine such documents and to make copies thereof or extracts therefrom. A requesting Member shall bear its own and its representatives' expenses and all reasonable expenses incurred by the Company in connection with any inspection or examination requested by such Member pursuant to this Section 5.02(b).

Section 5.03 Tax Returns. The Company, at its expense, will cause the preparation and timely filing (including extensions) of all tax returns required to be filed by the Company pursuant to the Code as well as all other required state and local tax returns in each jurisdiction in which the Company is required to file tax returns.

Section 5.04 Information. The Company shall use best efforts to distribute K-1s and other information reasonably necessary within one hundred eighty (180) days following the end of the Fiscal Year to enable the Members to prepare their federal tax returns.

Section 5.05 Tax Elections. The Company shall make and revoke such tax elections as the Tax Representative shall approve from time to time. In addition, if, during the taxable year, any Member transfers all or any portion of its Units, by sale, exchange or Voluntary Withdrawal (to the extent permitted), then, upon the timely written request of the transferee, the Tax Representative shall make an election pursuant to Section 754 of the Code, for such taxable year and shall adjust the basis of the Company property as permitted by Sections 734 and 743 of the Code.

Section 5.06 Tax Representative.

(a) Youssef Ballout shall be the initial "partnership representative" of the Company (the "Tax Representative") as defined in Section 6223(a) of the Code, as amended by the Bipartisan Budget Act of 2015 (P.L. 114-74) (the "BBA") and, if necessary, shall appoint an individual in its sole and absolute discretion to serve as the "designated individual" under the BBA. If any state, local, or non-U.S. tax law provides for a tax matters partner, partnership representative or person having similar rights, powers, authority or obligations, the Tax Representative shall also serve in such capacity. Each of the Members hereby consents to such designation and agrees to take any such further action as may be required by the Regulations or otherwise to effectuate such designation. The Board or a Requisite Majority may name a replacement Tax Representative at any time. All references to Code sections in this Section 5.06 refer to those Code sections as amended by the Bipartisan Budget Act of 2015 (P.L. 114-74).

(b) In such capacity, the Tax Representative shall have all of the rights, authority and power, and shall be subject to all of the obligations, of a partnership representative to the extent provided in the Code and the Treasury Regulations, and the Members hereby agree to be bound by any actions taken by the Tax Representative in such capacity. The Tax Representative shall represent the Company in all tax matters to the extent allowed by law. Without limiting the foregoing, the Tax Representative shall represent the Company in connection with all examinations of the Company's affairs by any tax authorities, including resulting judicial and administrative proceedings, at the Company's expense. Any decisions made by the Tax Representative, including, without limitation, whether or not to

settle or contest any tax matter, and the choice of forum for any such contest, and whether or not to extend the period of limitations for the assessment or collection of any tax, shall be made in the Tax Representative's sole discretion. Subject to approval by the Board, the Tax Representative shall have the authority to make any elections on behalf of the Company permitted to be made pursuant to the Code or the Treasury Regulations promulgated thereunder.

(c) Each Member agrees, and each holder of Units who is not a Member shall provide promptly, and update as necessary at any times requested by the Tax Representative, all information, documents, self-certifications, tax identification numbers, tax forms, and verifications thereof, that the Tax Representative deems necessary in connection with any tax purpose.

(d) The Company shall indemnify, defend, and hold the Tax Representative harmless for all expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with its serving in that capacity.

(e) The provisions contained in this Section 5.06 shall survive the termination of the Company, the termination of this Agreement and, with respect to any Member, the Transfer or assignment of any portion of such Member's interest in the Company.

(f) The Tax Representative shall keep the Board fully informed of the progress of any audits, examinations or other tax proceedings.

Section 5.07 Tax Matters.

(a) For any period during which the Company is treated as a partnership for U.S. federal income tax purposes:

(i) the Board shall appoint one of its members or an officer of the Company to act as the "partnership representative" of the Company, as such term is defined in Section 6223 of the Internal Revenue Code of 1986, as amended (the "Code") and the U.S. Treasury Regulations promulgated thereunder (the "Treasury Regulations");

(ii) the Company shall establish and maintain an individual capital account for each Member in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)

(iii) if a Member transfers all or a part of its Units in accordance with this Agreement, such Member's capital account attributable to the transferred Units shall carry over to the new owner of such Units pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(l);

(iv) pursuant to and consistent with the requirements of Treasury Regulations Section 1.704-1(b)(2)(iv)(f), for purposes of maintaining capital accounts, the value of Company property shall be determined in connection with (and to be effective immediately prior to)

(i) the occurrence of an event specified in Treasury Regulations Section 1.704-1(b)(2)(iv)(f)(5); and (ii) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); provided, that, an adjustment pursuant to clause (i) above shall be made only if such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(v) Code Section 704 and the Treasury Regulations issued thereunder, including without limitation, the provisions of such Treasury Regulations addressing qualified income offset provisions, minimum gain chargeback requirements and allocations of deductions attributable to nonrecourse debt and partner nonrecourse debt, are hereby incorporated by reference; provided, that, if, as a result of the provisions of Code Section 704 and the Treasury Regulations issued thereunder, items in the nature of income, gain, loss, expense, or other benefit are allocated to the Members in a manner that is inconsistent with the manner in which the Members intend to divide Company distributions as reflected in Section I, to the extent permitted under the Treasury Regulations, items of future income and loss shall be allocated among the Members so as to prevent such allocations from distorting the manner in which Company distributions will be divided among the Members pursuant to this Agreement;

(vi) items of Company income, gain, loss, deduction and credit shall be allocated, for federal, state and local income tax purposes, among the Members in accordance with the allocation of such income, gain, losses, deductions, and credits among the Members under Section I and this Section N(2)(f); provided, that, notwithstanding the foregoing, items of taxable income, gain, loss and deduction with respect to property of the Company that has a gross asset value different from its adjusted basis for federal income tax purposes will be shared among the Members so as to take account of such difference in accordance with the principles of Code Section 704(c) and the Treasury Regulations thereunder and the Board may select any reasonable method or methods for making such allocations and may choose different methods for different property contributed or deemed contributed to the Company; and

(vii) in the event the value of any Company property is adjusted pursuant to Section N(2)(d), subsequent allocations of income, gain, loss, and deduction with respect to such property shall take account of any variation between such property's adjusted basis for federal income tax purposes and such value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder.

Section 5.08 Omitted

Section 5.09 Accounting Method. For income tax and financial accounting purposes, the Company will use the method of accounting determined by the Board.

ARTICLE VI.

CAPITAL ACCOUNTS; ALLOCATIONS

Section 6.01 Capital Accounts.

(a) A Capital Account shall be established and maintained for each Member in accordance with Section 1.704-1(b)(2)(iv) of the Regulations, under uniform policies and procedures established by the Board. Each Member's Capital Account will from time to time be (i) increased by (A) the amount of Capital Contributions made by the Member to the Company, and (B) the Profits and any other items of income and gain allocated to the Member under Sections 6.02 and 6.04, and (ii) decreased by (A) the amount of money and the Gross Asset Value of any property distributed to the Member by the Company (net of liabilities secured by the property or to which the property is subject), and (B) the Losses and any other items of deduction and loss allocated to the Member under Sections 6.02 and 6.04.

(b) If any Units are Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the economic attributes of the transferor (e.g., Capital Account balance, Adjusted Capital Contributions balance, unpaid return balance) to the extent attributable to the Transferred Units.

(c) The Company may make such adjustments to the Capital Accounts of the Members so as to take into account the economic terms of any option, warrant or other security that give the holder thereof the right to acquire Units in a manner consistent with Regulations Section 1.704-1(b)(2)(iv)(s).

(d) The manner in which Capital Accounts are to be maintained pursuant to this Section 6.01 is intended to comply with the requirements of Code Section 704(b) and the Regulations promulgated thereunder. If in the opinion of the Board, after consultation with the Company's advisers, the manner in which Capital Accounts are to be maintained pursuant to this Agreement should be modified to comply with Code Section 704(b) and the Regulations thereunder, then, notwithstanding anything to the contrary contained herein, the method in which Capital Accounts are maintained shall be so modified by the Board; provided, however, that any change in the manner of maintaining Capital Accounts that disproportionately materially and adversely alters the economic agreement benefitting any Member shall require such Member's consent.

Section 6.02 Allocation of Profits and Losses. Except as otherwise provided in this Agreement, Profits (and items thereof) and Losses (and items thereof) for any Fiscal Year of the Company shall be allocated among the Members in such a manner so that, after giving effect to the special allocations set forth in Section 6.04 or elsewhere expressly provided for in this Agreement, after such allocation, the Adjusted Capital Account of each Member shall be equal, as nearly as possible, to the distributions that would be made to such Member if the Company were to liquidate the assets of the Company in a taxable transaction for an amount equal to their Gross Asset Values, satisfy all Company liabilities (limited with respect to each nonrecourse liability to the Gross Asset Value of the assets securing such liability) and distribute the proceeds

of liquidation to the Members in accordance with Section 9.03(a) (assuming, for this purpose, that all Units were Vested Units).

Section 6.03 General Rules for Allocations.

(a) Except as otherwise provided in this Agreement, an allocation of Profits or Losses shall be treated as an allocation between the Members of the same share of each item of income, gain, loss and deduction that is taken into account in computing such Profits or Losses, as the case may be.

(b) For purposes of determining the Profits or Losses allocable to any period, Profits and Losses shall be determined on a daily, monthly or other basis, as determined by the Board using any permissible method under Section 706 of the Code and the Regulations promulgated thereunder, in consultation with the Company's tax advisors.

Section 6.04 Regulatory and Other Special Allocations. Notwithstanding the foregoing provisions of this Article VI, the following special allocations shall be made in the following order of priority:

(a) Minimum Gain Chargeback. If there is a net decrease in Company Minimum Gain during a Company taxable year, then each Member shall be allocated items of Company income and gain for such taxable year (and, if necessary, for subsequent years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g)(2). This Section 6.04(a) is intended to comply with the minimum gain chargeback requirement of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(b) Member Minimum Gain Chargeback. If there is a net decrease in Member Minimum Gain during any Company taxable year, each Member who has a share of the Member Minimum Gain, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such taxable year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Member Minimum Gain, determined in a manner consistent with the provisions of Regulations Section 1.704-2(g)(2). This Section 6.04(b) is intended to comply with the partner nonrecourse debt minimum gain chargeback requirement of Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(c) Qualified Income Offset. If any Member unexpectedly receives an adjustment, allocation, or distribution of the type contemplated by Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), which adjustment, allocation or distribution creates or increases a deficit balance in that Member's Adjusted Capital Account, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the deficit balance in the Adjusted Capital Account of such Member as quickly as possible, provided that an allocation pursuant to this Section 6.04(c) shall be made if and only to the extent that such Member would have a deficit balance in its Adjusted Capital Account after all other allocations provided in this Article VI have been tentatively made as if this Section 6.04(c) were not in the Agreement. It

is intended that this Section 6.04(c) qualify and be construed as a "qualified income offset" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(d).

(d) Nonrecourse Deductions. The Nonrecourse Deductions for each taxable year of the Company shall be allocated to the Members in accordance with and as required by the Treasury Regulations.

(e) Member Nonrecourse Deductions. The Member Nonrecourse Deductions shall be allocated each year to the Member that bears the economic risk of loss (within the meaning of Regulations Section 1.752-2) for the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

(f) Non-compensatory Options. If, as a result of an exercise of a non-compensatory warrant or option to acquire an interest in the Company, a Capital Account reallocation is required under Regulations Section 1.704-1(b)(2)(iv)(s)(3), the Company shall make corrective allocations pursuant to Regulations Section 1.704-1(b)(4)(x).

(g) Curative Allocations. The allocations set forth in Sections 6.04(a) through 6.04(g) hereof (the "Regulatory Allocations") are intended to comply with certain requirements of Regulations Sections 1.704-1(b) and 1.704-2(i). Notwithstanding the provisions of Section 6.02, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.

(h) Limitation on Allocation of Loss. Notwithstanding the foregoing provisions of this Section 6.04, if the allocation of Loss (or items of loss or deduction) to a Member hereof would create or increase an Adjusted Capital Account deficit, there shall be allocated to such Member only that amount of Loss (or items of loss or deduction) as will not create or increase an Adjusted Capital Account deficit. The Loss (or items of loss or deduction) that would, absent the application of the preceding sentence, otherwise be allocated to such Member shall be allocated to the other Member in accordance with the positive balances in their Adjusted Capital Accounts, subject to the limitations of this Section 6.04(h).

Section 6.05 Tax Allocation Rules.

(a) Except as otherwise provided in this Section 6.05 or as otherwise required by law, all items of income, gain, loss and deduction for federal and state income tax purposes shall be allocated in accordance with the corresponding "book" items allocated under Section 6.02 (as a component of Profits or Losses), or Section 6.04.

(b) Solely for tax purposes, all items of income, gain, loss and deduction with respect to property having a Gross Asset Value which differs from its adjusted tax basis shall be allocated in accordance with the principles of Section 704(c) of the Code and Section 1.704-1(b)(4)(i) of the Regulations, all as determined by the Board. If the Gross Asset Value

of any Company asset is adjusted pursuant to the definition of "Gross Asset Value" herein, subsequent allocations of income, gain, loss, deduction and credit with respect to such Company asset shall take account of any variation between the adjusted basis of such Company asset for federal income tax purposes and its Gross Asset Value in a manner consistent with Code Section 704(c) and the Regulations promulgated thereunder under any method approved under Code Section 704(c) and the applicable Regulations as chosen by the Board.

(c) In the event the Company has in effect an election under Section 754 of the Code, allocations of income, gain, loss deduction or credit to affected Members for federal, state and local tax purposes will take into account the effect of such election pursuant to applicable provisions of the Code.

(d) Allocations pursuant to this Section 6.05 are solely for purposes of federal, state and local taxes and, except to the extent allocations under this Section 6.05 are reflected in the allocations of the corresponding "book" items pursuant to Section 6.02 (as a component of Profits or Losses) or Section 6.04, shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses and any other items or distributions pursuant to any provision of this Agreement.

Section 6.06 Other Allocation Rules.

(a) Solely for purposes of determining a Member's proportionate share of the "excess nonrecourse liabilities" of the Company within the meaning of Regulations Section 1.752-3(a)(3), the Members' interests in Company profits are equal to their respective Percentages.

(b) If any fees, or other payments by the Company are recharacterized by a final determination of the Internal Revenue Service as nondeductible distributions to any Member, then, notwithstanding all other allocation provisions (other than the allocations pursuant to Section 6.05 hereof), gross income shall be allocated to such Member (for the year(s) of adjustment) in an amount equal to the fees or payments recharacterized in order to cause the receiving Member and the other Members to recognize the same amount of income with respect to the Company as would have been recognized if such recharacterization had not occurred. If any item of income, cost or expense of the Company is recharacterized by a final determination of the Internal Revenue Service as a tax item directly received or incurred by any Member and not by the Company, the Board shall take such actions, including modification of the allocations of other items of Company Profit or Loss, as it determines are necessary in order to reflect the intent of this Article VI.

(c) If a Unit is Transferred in a manner permitted by this Agreement, the Profits and Losses of the Company for the Fiscal Year during which such Transfer is made shall be calculated using the interim closing of the books method.

Section 6.07 Tax Consequences. The Members are aware of the income tax consequences of the allocations made by this Article VI and hereby agree to be bound by the

provisions of this Article VI in reporting their respective share of Company income and loss for income tax purposes.

ARTICLE VII.

DISTRIBUTIONS

Section 7.01 Operating and Liquidating Distributions.

(a) Operating Distributions. Subject to Section 7.02 (relating to Tax Distributions), distributions of Available Cash may be made in such amounts and at such times as the Board shall determine in their sole discretion, to the holders of all Units pro rata in proportion to the number of Units held.

(b) Liquidating Distributions.

(i) Subject to Section 7.02 (relating to Tax Distributions), Section 7.01(a) (relating to Operating Distributions), and Article IX (relating to Liquidations), upon a Liquidation or a Company Sale, after payment of, or other adequate provision for, the debts and obligations of the Company, including the expenses of its liquidation and dissolution or other transaction expenses, as provided for in Article IX, the Company shall distribute the net proceeds or assets available for distribution, whether in cash or in other property ("Net Liquidation Proceeds"), to the holders of Units; and

(ii) Distributions of Net Liquidation Proceeds shall be made to the Members as follows:

1) *First*, the Net Liquidation Proceeds shall be distributed to the holders of Common A Units, pro rata, in proportion to their holdings of Common A Units up to the greater of:

a. the Common A Cumulative Contribution (as defined in Section 7.01(b)(ii)(4) below); or
b. on an as-converted-to-Common B Units basis; and then

2) *Second*, subject to the proviso set forth in Section 7.01(b)(ii)(3) below, the remaining amount of the Net Liquidation Proceeds after the distribution pursuant to Section 7.01(b)(ii)(1) above, shall be distributed to the Members holding Common B Units and Profits Interest Units, pro rata in accordance with their Percentages;

3) Notwithstanding anything contained herein to the contrary, with respect to a Profits Interest Unit, no distributions otherwise distributable hereunder in respect of such Profits Interest Unit shall be distributed in respect of such Profits Interest Unit unless it is a Vested

Unit. Further, amounts that would otherwise be distributed to a Profits Interest Unit shall be reduced by an amount equal to the Profits Interest Threshold Amount for such Profits Interest Unit and the amount of the reduced distribution to such Profits Interest Unit shall instead be distributed to the holders of the other Vested Units that are not subject to (or are subject to lower) Profits Interest Threshold Amounts as provided in the foregoing provisions of this Section 7.01(b). **For the avoidance of doubt, no distributions shall be made to the holders of vested Profits Interest Units until the Profits Interest Threshold Amount has been distributed to the holders of Common Units.** In furtherance of the foregoing, any calculation of a Member's Percentage for purposes of this Section 7.01(b) shall be made by ignoring any Units that are not Vested Units;

4) As of the Effective Date, Snow Lake is a party to a Secured Promissory Note (the "Note") of even date herewith. For the purposes hereof, the "Common A Cumulative Contribution" shall be calculated by deducting the any amount remaining outstanding on the Note from the cumulative Capital Contributions of the holders of Common A Units (i.e., For illustrative purposes only, see the following chart, which assumes that the amount outstanding under the Note is US$3,000,000:

	Scenario 1 Net Liquidation Proceeds of US$7,000,000	Scenario 2 Net Liquidation Proceeds of US$12,000,000	Scenario 3 Net Liquidation Proceeds of US$20,000,000
Common A Units (pursuant to Section 7.01(b)(ii)(1))	US$7,000,000 being the greater of (a) US$7,000,000 (US$10,000,000 minus US$3,000,000) or (b) US$3,430,000 (the Net Liquidation Proceeds * 49%)	US$7,000,000 being the greater of (a) US$7,000,000 (US$10,000,000 minus US$3,000,000) or (b) US$5,880,000 (the Net Liquidation Proceeds * 49%)	US$9,800,000 being the greater of (a) US$7,000,000 (US$10,000,000 minus US$3,000,000) or (b) US$9,800,000 (the Net Liquidation Proceeds * 49%)
Common B Units and Profits Interest Units (subject to Section 7.01(b)(ii)(3)) (pursuant to Section 7.01(b)(ii)(2))	Nil being the remaining amount after the distribution pursuant to Section 7.01(b)(ii)(1) (US$7,000,000 minus US$7,000,000)	US$5,000,000 being the remaining amount after the distribution pursuant to Section 7.01(b)(ii)(1) (US$12,000,000 minus US$7,000,000)	US$10,200,000 being the remaining amount after the distribution pursuant to Section 7.01(b)(ii)(1) (US$20,000,000 minus US$9,800,000)

Section 7.02 Tax Distributions.

(a) Notwithstanding Section 7.01, the Company shall distribute from Available Cash to all of the Members with respect to each Fiscal Year other than the Fiscal

Year in which the Company is being liquidated an amount equal to the Tax Distribution with respect to such Member for such Fiscal Year. Notwithstanding anything in this Agreement to the contrary, no Member shall be required to make any Capital Contributions to the Company in order for the Company to make a distribution pursuant to this Section 7.02, and the Company shall not be required to incur debt or take any action adverse to the Company or any Member (as determined by the Board) in order to fund distributions pursuant to this Section 7.02.

(b) For purposes hereof, a "Tax Distribution" with respect to any Member for any Fiscal Year shall equal the Combined Marginal Rate multiplied by the excess, if any, of (i) the anticipated taxable income of the Company allocated to such Member for the current Fiscal Year over (ii) the cumulative taxable losses allocated to such Member for the current Fiscal Year and such product shall then be reduced by the aggregate net cash distributions made to such Member by the Company for the current Fiscal Year pursuant to Section 7.01 (including pursuant to Section 9.03(a)) to the extent such distributions have not previously reduced distributions pursuant to this Section 7.02. The Board shall have the discretion to make such Tax Distributions based on estimates of taxable income. In the discretion of the Board, and to the extent feasible, Tax Distributions under this Section 7.02 may be made on a quarterly basis based on estimates of the Company's taxable income to facilitate the Members' ability to make quarterly estimated tax payments with respect to their income from the Company. At such time as the taxable income or loss of the Company for a Fiscal Year is finally determined for purposes of the filing of its federal income tax return for the relevant year, the amounts of any excess Tax Distributions calculated in the manner provided above received by the Members shall be used to offset future Tax Distributions to the Members for subsequent Fiscal Years or by so reducing the distributions made pursuant to Section 7.01 (including pursuant to Section 9.03(a)) otherwise payable to such Member. To the extent the full amount of the Tax Distribution of each Member will not be distributed to such Member with respect to any Fiscal Year, distributions under this Section 7.02 with respect to such period shall be made to the Members on a pro rata basis in proportion to their respective Tax Distributions, and the amount of the Tax Distribution that is not distributed to each Member shall be added to each such Member's calculation for Tax Distributions to be made for the next succeeding Fiscal Year. For purposes of this Section 7.02, distributions made within one hundred twenty (120) days of the end of a Fiscal Year shall be treated as having been made with respect to the prior Fiscal Year, unless otherwise determined by the Board.

(c) Notwithstanding anything to the contrary herein, each Tax Distribution pursuant to this Section 7.02 shall be treated as an advance to such Member of amounts to which such Member is otherwise entitled pursuant to Section 7.01 hereunder (including pursuant to Section 9.03(a)), and shall be taken into account in making subsequent distributions pursuant to Section 7.01 (other than Tax Distributions), including pursuant to Section 9.03(a), in such a manner as to cause each Member to receive a share of all distributions made by the Company pursuant to Section 7.01 (including pursuant to Section 9.02(a)) equal to the distributions that would have been received by such Member in the absence of this Section 7.02. To the extent there is a Transfer of Units, the aggregate Tax Distributions that the Company is required to make shall not exceed the Tax Distributions that would have been made had no Transfer occurred. For the avoidance of doubt, (i) no Tax Distributions shall be payable with respect to income realized on a liquidation of the

Company or a sale by the Company of all or substantially all of its assets, and (ii) Tax Distributions under this Section 7.02 to any Member will not take into account (A) any tax items allocated to the Member pursuant to Section 704(c) of the Code or (B) any adjustments under Sections 734(b) and/or 754 of the Code.

Section 7.03 Withholding.

(a) Each Member agrees to furnish the Company, the Board, or the Tax Representative with any representations and forms as shall be reasonably requested by the Company to assist it in determining the extent of, and in fulfilling, any withholding obligations it may have or to assist the Company in obtaining any exemption, reduction or refund of any withholding or other taxes imposed by any taxing authority or other Governmental Authority upon the Company or amounts paid to the Company.

(b) If required by the Code or by federal, state, local or foreign law, the Company will withhold any required amount from distributions, or with respect to Profits (or items thereof) allocated or items specially allocated, to a Member for payment to the appropriate taxing authority. Any amount so withheld from a Member will be treated as a distribution by the Company to such Member. Each Member agrees to timely file any document that is required by any taxing authority in order to reduce or avoid any withholding obligation that would otherwise be imposed on the Company.

(c) To the extent any amount is required to be withheld with respect to a Member and paid over to an appropriate taxing authority which amount is in excess of the amounts distributed or deemed distributed to such Member in respect of such withholding, such excess amounts paid to the taxing authority in respect of such withholding shall be treated as a loan bearing interest at the then applicable federal rate to such Member that is payable on demand.

(d) Each Member hereby agrees to indemnify and hold harmless the Company, the Managers, the Tax Representative and the other Members from and against any liability with respect to the taxes, interest, or penalties that may be asserted by reason of the Company's failure to deduct and withhold tax on amounts distributable or allocable to such Member. The provision of this Section 7.03 shall survive termination, Dissolution, Liquidation and winding up of the Company and the dissociation or withdrawal of such Member from the Company or Transfer of its Units.

(e) None of the Company, the Tax Representative, the Managers or the other Members shall be liable for any excess taxes withheld in respect of any distribution or allocation of income or gain to a Member. In the event of an over-withholding, a Member's sole recourse shall be to apply for a refund from the appropriate taxing authority.

Section 7.04 Offset. The Company may offset all amounts owing to the Company by a Member against any distribution to be made to such Member in the reasonable discretion of the Board.

Section 7.05 Limitation Upon Distributions. Notwithstanding anything to the contrary set forth herein, no distribution (including a Tax Distribution) shall be made to the extent prohibited by the LLC Act or other applicable law.

Section 7.06 Erroneous Distributions. If the Company has, pursuant to any clear and manifest accounting or similar error, paid any Member an amount in excess of the amount to which it is entitled pursuant to this Article VII, such Member will reimburse the Company to the extent of such excess, without interest, within thirty days after demand by the Company.

Section 7.07 In-Kind Distributions. The amount of any in-kind distribution shall be distributed on the basis of the property's then fair market value and shall be distributed to the Members in the same proportion and priority as distributions of Available Cash made pursuant to Section 7.01.

ARTICLE VIII.

INDEMNIFICATION

Section 8.01 Indemnification by Company. To the fullest extent permitted under the LLC Act (after waiving all LLC Act restrictions on indemnification other than those which cannot be eliminated or modified under the LLC Act), each Covered Person (each, an "Indemnified Party") shall, in accordance with this Article VIII, be indemnified and held harmless by the Company from and against any and all losses, taxes, claims, damages, liabilities, expenses (including reasonable legal and other professional fees and disbursements), judgments, fines, settlements, and other amounts incurred (collectively, the "Indemnification Obligations") in connection with any and all claims, demands, actions, suits or proceedings (civil, criminal, administrative or investigative), actual or threatened, in which such Indemnified Party may be involved, as a party or otherwise, by reason of such Indemnified Party's service to, or on behalf of, or management of the affairs of, the Company or, at the request of the Company, with respect to another limited liability company, corporation, partnership, joint venture, trust or other enterprise, or rendering of advice or consultation with respect thereto, whether or not the Indemnified Party continues to be serving in the above-described capacity at the time any such Indemnification Obligation is paid or incurred. Notwithstanding the foregoing, no indemnification shall be provided by the Company with respect to any Indemnification Obligation that resulted from action or inaction of such Indemnified Party that, in each case, constituted gross negligence or willful misconduct, or breach of this Agreement, or of any other agreement between such Indemnified Party, Managers or Members and the Company, in each case as ultimately determined by a court or arbitrator of competent jurisdiction, which determination is no longer appealable. The Company shall also indemnify and hold harmless any Indemnified Party from and against any Indemnification Obligation suffered or sustained by such Indemnified Party by reason of any action or inaction of any employee, broker or other agent of such Indemnified Party, whether or not the Indemnified Party continues to be serving in the above-described capacity at the time any such Indemnification Obligation is paid or incurred, provided, that such employee, broker or agent was selected, engaged or retained by such Indemnified Party with reasonable care and acted in a manner such that such employee, broker or agent would be entitled to indemnification hereunder if such employee, broker or agent were an Indemnified Party. The termination of a proceeding by judgment, order, settlement, conviction

or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that such Indemnification Obligation resulted from the gross negligence or willful misconduct of, breach by or failure to properly act of such Indemnified Party. Expenses (including reasonable legal and other professional fees and disbursements) incurred in any proceeding will be paid by the Company, as incurred, in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such Indemnified Party to repay such amount if it shall ultimately be determined that such Indemnified Party is not entitled to be indemnified by the Company as authorized hereunder.

Section 8.02 Indemnification Not Exclusive. The indemnification provided by Section 8.01 shall not be deemed to be exclusive of any other rights to which each Indemnified Party may be entitled under any agreement, or as a matter of law, or otherwise, both as to action in such Indemnified Party's official capacity and to action in another capacity, and shall continue as to such Indemnified Party who has ceased to have an official capacity for acts or omissions during such official capacity or otherwise when acting at the request of the Company, or any Person granted authority thereby, and shall inure to the benefit of the heirs, successors and administrators of such Indemnified Party.

Section 8.03 Insurance on Behalf of Indemnified Party. The Company shall have the power but not the obligation to purchase and maintain insurance on behalf of any Indemnified Party, at the expense of the Company, against any liability which may be asserted against or incurred by them in any such capacity, whether or not the Company would have the power to indemnify the Indemnified Parties against such liability under the provisions of this Agreement.

Section 8.04 Indemnification Limited by Law. Notwithstanding any of the foregoing to the contrary, the provisions of this Article VIII shall not be construed so as to provide for any indemnification for any liability to the extent (but only to the extent) that such indemnification would be in violation of applicable law or that such liability may not be waived, modified or limited under applicable law, but shall be construed as to effectuate the provisions of this Article VIII to the fullest extent permitted by law.

Section 8.05 Exculpation. Any act or omission of a Covered Person, the effect of which may cause or result in loss or damage to the Company or the Members shall not, to the extent done in good faith and without breach of this Agreement or of any other agreement between such Covered Person and the Company, gross negligence or willful misconduct, subject a Covered Person to any liability to the Company or the Members.

Section 8.06 Indemnity Limited to Assets of the Company. The indemnification provided in this Article VIII (or elsewhere in this Agreement to the extent applicable) shall be limited to the assets of the Company.

ARTICLE IX.

DISSOLUTION AND LIQUIDATION

Section 9.01 Dissolution. Dissolution of the Company (a "Dissolution") will occur only upon (a) the approval of a Requisite Majority; (b) the entry of a decree or order by a court

of competent jurisdiction adjudging the Company insolvent or approving a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company under any applicable federal or state law relating to insolvency; (c) the passage of ninety (90) consecutive days during which the Company has no Members, unless the Company is continued in accordance with the LLC Act; (d) as soon as reasonably practicable promptly following a sale of all or substantially all of the Company's assets; or (e) as otherwise provided in the LLC Act.

Section 9.02 Liquidation. Upon Dissolution of the Company, the Company will immediately proceed to wind up its affairs and liquidate (a "Liquidation"). The Liquidation of the Company will be accomplished in a businesslike manner by the Managers, who shall be entitled to reasonable compensation in an amount not exceeding that which would be agreed upon by independent third parties at arm's length. A reasonable time will be allowed for the orderly Liquidation of the Company and the discharge of liabilities to creditors so as to enable the Company to minimize any losses attendant upon Liquidation. Any gain or loss on disposition of any Company assets in Liquidation will be allocated among the Members and credited or charged to Capital Accounts in accordance with the provisions of this Agreement. Until the filing of the certificate of cancellation under Section 9.05 and without affecting the liability of Members and without imposing liability on the Board, the Board may settle and close the Company's business, prosecute and defend suits, dispose of its property, discharge or make provision for its liabilities, and make distributions in accordance with the priorities set forth in Section 9.03.

Section 9.03 Liquidating Distributions.

(a) The assets of the Company will be distributed in Liquidation, or upon a distribution in connection with a Company Sale other than a Liquidation, in the following order:

(i) To creditors, including Members who are creditors, by the payment or provision for payment of the debts and liabilities of the Company and the expenses of Liquidation;

(ii) To the setting up of any reserves that the Board determines in good faith are reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company; and

(iii) Then, to the Members in accordance with, and in the priority set forth in, Section 7.01(b) (Liquidating Distributions).

Section 9.04 Certificate of Cancellation. As soon as reasonably practicable following the Dissolution of the Company and the commencement of winding up of its business, or at any other time there are no Members, on behalf of the Company, the Board will cause the Officers to file a certificate of cancellation (to cancel the Certificate) and, if necessary, a Certificate of Dissolution with the Secretary of State of the State of Delaware pursuant to the LLC Act. At such time, the Company will also file an application for withdrawal of its certificate of authority in any jurisdiction where it is then qualified to do business.

Section 9.05 Deficit Capital Account. Upon a liquidation of the Company within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations, or otherwise, if any Member has a negative Capital Account (after giving effect to all contributions, distributions, allocations and other adjustments for all Fiscal Years, including the Fiscal Year in which such Liquidation occurs), the Member shall have no obligation to make any Capital Contribution, and the negative balance of any Capital Account shall not be considered a debt owed by the Member to the Company or to any other Person for any purpose.

Section 9.06 Nonrecourse to Other Members. If the assets of the Company remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return any Capital Contribution of any Member, such Member shall have no recourse against any other Member except for distributions not made in accordance with the terms of this Agreement; provided, however, Section 9.06 shall not apply to any recourse that a Member may have against another Member pursuant to an agreement entered into outside of the terms of this Agreement.

ARTICLE X.

TRANSFER RESTRICTIONS; REPURCHASE RIGHTS AND RELATED RIGHTS

Section 10.01 Restrictions on Transfer of Units. No Person shall directly or indirectly Transfer any Unit or any interest therein except as may be expressly permitted by this Agreement.

(a) Except with respect to a Transfer between then existing Members, a Person may not Transfer any Unit or any interest therein without the consent of the Board, which may be withheld in the Board's sole discretion.

(b) Except with respect to a Transfer between then existing Members, no Unit or any interest therein may be Transferred unless the transferee executes and delivers to the Company an instrument pursuant to which it agrees to be bound by the terms of this Agreement.

(c) Notwithstanding anything in this Agreement to the contrary, no Transfer of Units shall be made if such Transfer, or the transferee's ownership of such Units, would:

(i) result by itself, or in combination with any other previous Transfers, in the termination of the Company for federal income tax purposes, if such termination would, in the reasonable, good faith opinion of the Board, be detrimental to the Members;

(ii) in the good faith determination of the Board, acting on the advice of legal counsel, result in the violation of the Securities Act or any other applicable state securities laws;

(iii) cause the Company or any Company subsidiary to be required to register as an investment company under the Investment Company Act of 1940, as amended;

(iv) cause the Company to be treated as a "publicly traded partnership" under Section 7704(b) of the Code;

(v) cause the assets of the Company or any Company subsidiary to be deemed "Plan Assets" as defined under the Employee Retirement Income Security Act of 1974 or its accompanying regulations or result in any "prohibited transaction" thereunder involving the Company or any Company subsidiary; or

(vi) be a Transfer to an individual who is not legally competent or who has not achieved his or her majority under the law of the applicable state (excluding trusts for the benefit of minors).

(d) Notwithstanding anything in this Agreement to the contrary, no Transfer shall be permitted unless the Units to be Transferred are registered pursuant to the Securities Act and registered or qualified under applicable state law or Transferred in a transaction which is exempt from such registration and qualification. The Company may require an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, the cost of which opinion shall be borne by the transferor.

(e) In the event that a Transfer would result in a Transfer of Units from one Member to multiple transferees, the Company may require that one or more trustees or nominees be designated to represent all or a portion of the Transferred Units for the purpose of voting of the Units, exercising rights under this Agreement, receiving notices or information from the Company, or receiving payments or distributions which may be made under this Agreement.

(f) The Company may require any Transferring Member to pay the reasonable legal fees and other out of pocket expenses incurred by the Company in connection therewith.

(g) The Company shall not transfer on its books any Unit, unless, in the reasonable opinion of counsel to the Company, there has been compliance with all of the material conditions hereof affecting such Unit and any such attempted Transfer in violation of this Agreement shall be void and of no effect.

(h) No Transfer of Units shall relieve a Member of its obligations hereunder except to the extent agreed by the Board.

Section 10.02 Permitted Transfers between Members. Notwithstanding anything to the contrary in this Agreement, the provisions of Section 10.03, Section 10.04, Section 10.05, Section 10.07, Section 10.08 and Section 10.09 shall not apply to Transfers from one existing Member to another existing Member.

Section 10.03 Right of First Refusal.

(a) In General. Subject to Section 10.01 and Section 10.02, each Member hereby unconditionally and irrevocably grants to the Company a right of first refusal to purchase all, or any Units held by such Member that such Member may propose to sell in a Transfer, at the same price and on the same terms as those offered by the Member (the "Selling Member"). If a Member desires to Transfer all or any portion of its Units to another Person, and has obtained the requisite consent under Section 10.01(a), such Selling Member shall first give written notification (the "Selling Member Notice") to the Company of its intention to Transfer such Units and follow the procedures set forth in this Section 10.03.

(b) Procedures for First Refusal.

(i) The Selling Member Notice shall set forth the price, the prospective transferee's identity, and the general terms, including the intended date and the form of consideration of the Transfer, upon which the Selling Member proposes to make such Transfer (the "Offer") not later than forty-five (45) days prior to the proposed Transfer. The Company shall have thirty (30) days from the date such Selling Member Notice is given to elect, by written notice to the Selling Member, to purchase all or any portion of such Units for the price and upon the terms of the Offer (the "Notice of Exercise"). Any such election (or decision not to make such election) by the Company shall be made by the Board. If the Company fails to deliver the Notice of Exercise within such thirty (30) day period, it shall be deemed to have waived its right of first refusal under this Section 10.03. In the event of a conflict between this Agreement and any other agreement that may have been entered between the Company and the Selling Member containing a preexisting right of first refusal, the Company and the Member acknowledge and agree that the terms of this Agreement shall control and the preexisting right of first refusal shall be deemed satisfied in compliance with this Section 10.03.

(ii) The Selling Member shall notify the Company if the price and/or the terms applicable to the Offer are modified so as to become either more or less favorable to the Company or Members, in which case the Company shall then have a new opportunity to participate in accordance with the procedure set forth in this Section 10.03(b).

(c) The closing of any such purchase by the Company pursuant to this Section 10.03 shall occur within thirty (30) days following the election by the Company to purchase such Units. To the extent not so sold, the Selling Member shall first provide the Selling Member Notice to each of the non-selling Members (the "Secondary Rights Members") of its intention to Transfer such Units and follow the procedures set forth in Sections 10.03(d) and 10.03(e) below.

(d) The Secondary Rights Members shall have thirty (30) days from the date such Selling Member Notice is given to the Secondary Rights Members to elect, by written notice to the Selling Member, to purchase all or any portion of the Units Offered (the "Offered Interest") for the price and upon the terms set forth in the Offer (the "Member

Notice of Exercise"). In the event there are two (2) or more Secondary Rights Members who choose to exercise their rights under this Section 10.03(d) and the total number of Units to be purchased would be in excess of the number available in the Offer, the Units available for purchase under this Section 10.03(d) shall be allocated to each electing Secondary Rights Member pro rata based on the number of Units held by each such Secondary Rights Member. Any Secondary Rights Member who fails to deliver the Member Notice of Exercise within such thirty (30) day period, shall be deemed to have waived their rights under this Section 10.03. The Selling Member shall be required to notify the Secondary Rights Members and the Company, if applicable, if the price and/or the terms applicable to the Offer are modified so as to become either more or less favorable to the Company or Members, in which case the Company and the Secondary Rights Members, if applicable, shall then have a new opportunity to participate in accordance with the procedure set forth in this Section 10.03.

(e) The closing of any such purchase by the Secondary Rights Members pursuant to this Section 10.03 shall occur within sixty (60) days following the election by any Secondary Rights Member to purchase such Units. To the extent not so sold, the Selling Member may, subject to compliance with Section 10.03 (and any other provisions of this Agreement) sell to third parties, on terms not more favorable to the third parties than those offered to the Company and Secondary Rights Members, the unsold Units included in such Offer, for a period of up to sixty (60) days thereafter. At the end of such sixty (60) day period (or any longer period required to comply with Section 10.03), any Transfer by the Selling Member must again comply in full with the provisions of this Section 10.03 and Section 10.04.

(f) If options to purchase by the Company and the Secondary Rights Members have been exercised pursuant to Section 10.03(b) and Section 10.03(d) with respect to some but not all the Transfer Units at the end of the notice periods, then the Company shall, within five (5) days after the expiration of the notice period, send written notice to those Members who fully exercised their right of first refusal within the Member notice period. Each Secondary Rights Member who elected to purchase the Offered Interest shall, subject to this Section 10.03(f), have an additional option to purchase all or any part of the remaining Offered Interest of unsubscribed Transfer Units on the terms and conditions set forth in the Offer. To exercise such option, a Secondary Rights Member must deliver a Member Notice of Exercise within ten (10) days after the expiration of the notice period. In the event there are two (2) or more such Secondary Rights Members that choose to exercise the last-mentioned option for a total number of remaining Units in excess of the number available, the remaining Units available for purchase under this Section 10.03(f) shall be allocated to such Secondary Rights Members pro rata based on the number of Transfer Units such Secondary Rights Members have elected to purchase pursuant to the Secondary Refusal Right (without giving effect to any Transfer Units that any such Secondary Rights Member has elected to purchase pursuant to Section 10.03(d)). If the options to purchase the remaining Units are exercised in full by the Secondary Rights Members, the Company shall immediately notify all of the Members of that fact.

Section 10.04 Right of Co-Sale. If any Units subject to a proposed Transfer are not purchased pursuant to Section 10.03, the Selling Member shall notify each Common Member in writing (the "Co-Sale Notice") and each shall have the right (but not the obligation), exercisable

upon written notice to the Company and the Selling Member delivered within ten (10) days following the Co-Sale Notice, to participate in the Selling Member's proposed Transfer on the terms and conditions set forth in the Offer (the "Co-Sale Right"). Each Common Member who timely exercises his, her or its Co-Sale Right (a "Co-Sale Member") may sell in the proposed Transfer a number of Units equal to the number of Units that the Selling Member proposes to Transfer multiplied by a fraction, the numerator of which is the number of Units owned by the Co-Sale Member and the denominator of which is the total number of Units owned, in the aggregate, by all participating Co-Sale Members and the Selling Member. The Co-Sale Right may be waived on behalf of all Common Members by unanimous consent of the Common Members. If the proposed Transfer is not consummated within sixty (60) days following the Co-Sale Notice, the Selling Member may not Transfer the Units subject to the proposed Transfer unless he, she or it first complies with Sections 10.03 and 10.04 (and any other applicable provisions of this Agreement).

Section 10.05 Effect of Failure to Comply.

(a) Transfer Void; Equitable Relief. Any proposed sale not made in compliance with the requirements of this Agreement shall be null and void *ab initio*, shall not be recorded on the books of the Company or its transfer agent and shall not be recognized by the Company. Each party hereto acknowledges and agrees that any breach of this Agreement would result in substantial harm to the other parties hereto for which monetary damages alone could not adequately compensate. Therefore, the parties hereto unconditionally and irrevocably agree that any non-breaching party hereto shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance or the rescission of purchases, sales and other Transfers of Transfer Units not made in strict compliance with this Agreement).

(b) Violation of First Refusal Right. If any Member becomes obligated to sell any Transfer Units to the Company or any Secondary Rights Member under this Agreement and fails to deliver such Transfer Units in accordance with the terms of this Agreement, the Company and/or such Secondary Rights Member may, at its option, in addition to all other remedies it may have, send to such Member the purchase price for such Units as is herein specified and transfer to the name of the Company or such Secondary Rights Member (or request that the Company effect such transfer in the name of such Secondary Rights Member) on the Company's books any certificates, instruments, or book entry representing the Transfer Units to be sold.

(c) Violation of Co-Sale Right. If any Member purports to sell any Transfer Units in contravention of the Right of Co-Sale (a "Prohibited Transfer"), each Co-Sale Member who desires to exercise its Right of Co-Sale under Section 10.04 may, in addition to such remedies as may be available by law, in equity or hereunder, require such Member to purchase from such Co-Sale Member the type and number of Units which would have been entitled to sell had the transfer been effected in compliance with the terms of Section 10.04. The sale will be made on the same terms, including, without limitation, as provided in Section 10.01 and subject to the same conditions as would have applied had the Selling Member not made the Prohibited Transfer, except that the sale (including, without limitation, the delivery of the purchase price) must be made within ninety (90) days after the Co-Sale Member learns

of the Prohibited Transfer, as opposed to the timeframe proscribed in Section 10.04. Such Selling Member shall also reimburse each Co-Sale Member for any and all reasonable and documented out-of-pocket fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Participating Investor's rights.

Section 10.06 Drag-Along Rights.

(a) Approved Sale. In the event that a Company Sale is approved by the Board and the Members by a Requisite Majority (an "Approved Sale") each Member (any such Member, a "Subject Member") will vote for, consent to and raise no objections against such Approved Sale. If the Approved Sale is structured as (i) a merger or consolidation, each Subject Member holding Units will waive any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation, or (ii) a sale of Units, each Subject Member will agree to sell all of its Units and rights to acquire Units on the terms and conditions approved as described above. Each Subject Member holding Units will take all necessary or desirable actions in connection with the consummation of an Approved Sale as reasonably requested by the Managers, including but not limited to:

(i) if such transaction requires Member approval, with respect to all Units that such Subject Member owns or over which such Subject Member otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all Units in favor of, and adopt, such Approved Sale (together with any related amendment or restatement to the Certificate required to implement such Approved Sale) and to vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Approved Sale;

(ii) if such transaction is a Unit Sale, to sell the same proportion of Units of the Company beneficially held by such Subject Member as is being sold by the Selling Subject Member to the Person to whom the Selling Subject Member propose to sell their Units, and, except as permitted in Section 10.06(c) below, on the same terms and conditions as the other Subject Members of the Company;

(iii) to execute and deliver all related documentation and take such other action in support of the Approved Sale as shall reasonably be requested by the Company or the Selling Subject Members in order to carry out the terms and provision of this Section 10.06, including, without limitation, executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, any associated indemnity agreement, or escrow agreement, any associated voting, support, or joinder agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances), and any similar or related documents;

(iv) not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any Units of the Company owned by such party or Affiliate in a voting trust or subject any Units to any arrangement or agreement with respect to the voting of such Units, unless specifically requested to do so by the acquirer in connection with the Approved Sale;

(v) to refrain from (1) exercising any dissenters' rights or rights of appraisal under applicable law at any time with respect to such Approved Sale, or (2); asserting any claim or commencing any suit (x) challenging the Approved Sale or this Agreement, or (y) alleging a breach of any fiduciary duty of the selling Members or any affiliate or associate thereof (including, without limitation, aiding and abetting breach of fiduciary duty) in connection with the evaluation, negotiation or entry into the Approved Sale, or the consummation of the transactions contemplated thereby;

(vi) if the consideration to be paid in exchange for the Units pursuant to this Section 10.06 includes any securities and due receipt thereof by any Subject Member would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities; or (y) the provision to any Subject Member of any information other than such information as a prudent issuer would generally furnish in an offering made solely to "accredited investors" as defined in Regulation D promulgated under the Securities Act, the Company may cause to be paid to any such Subject Member in lieu thereof, against surrender of the Units which would have otherwise been sold by such Subject Member, an amount in cash equal to the fair value (as determined in good faith by the Managers) of the securities which such Subject Member would otherwise receive as of the date of the issuance of such securities in exchange for the Units; and

(vii) in the event that the Selling Members, in connection with such Approved Sale, appoint a Subject Member representative with respect to matters affecting the Subject Members under the applicable definitive transaction agreements following consummation of such Approved Sale, (x) to consent to (i) the appointment of such representative, (ii) the establishment of any applicable escrow, expense or similar fund in connection with any indemnification or similar obligations, and (iii) the payment of such Subject Member's pro rata portion (from the applicable escrow or expense fund or otherwise) of any and all reasonable fees and expenses to such representative in connection with such representative's services and duties in connection with such Approved Sale and its related service as the representative of the Subject Members, and (y) not to assert any claim or commence any suit against the representative or any other Member with respect to any action or inaction taken or failed to be taken by the representative, within the scope of the

representative's authority, in connection with its service as the representative, absent fraud, bad faith, gross negligence or willful misconduct.

(b) Member Obligations. The obligations of the Subject Members holding Units with respect to an Approved Sale are subject to the satisfaction of the following conditions: (i) the consideration, if any, payable upon consummation of such Approved Sale to all Members will be allocated among and paid to the Members in accordance with Section 7.01; (ii) upon the consummation of the Approved Sale, all of the Members holding Units of a particular class will receive (or will have the option to receive) the same form of consideration and the same per Unit amount of consideration for such class; and (iii) if the Approved Sale is for less than all of the outstanding Units in the Company, the Units will be purchased pro rata from each Member based on its Percentage.

(c) Limitations. Notwithstanding anything to the contrary, in connection with an Approved Sale:

(i) each Member will only be required to make representations and warranties as to its due power and authority and ownership of Units, free and clear of all liens;

(ii) each Member will be severally, and not jointly, obligated on a pro rata basis (based on such Member's share of the aggregate proceeds paid with respect to its Units) with respect to any purchase price adjustment or indemnification obligation other than any such obligations that relate solely to such Member, such as indemnification with respect to representations and warranties given by such Member regarding such Member's title to and ownership of Units;

(iii) no Member will be obligated to indemnify any Person with respect to an amount in excess of the net proceeds paid to such Member;

(iv) any escrow of proceeds will be withheld on a pro rata basis among all Members based on the number of Units sold by them;

(v) No Member will be required to amend, extend or terminate any contractual relationship of other relationship with the Company, the acquirer or their respective Affiliates, except that the Members may be required to agree to terminate the investment-related documents between or among such Members, the Company and/or other Members of the Company; and

(vi) no Member shall be required to be bound by any non-competition, non-solicitation or similar agreements, except as may be set forth in such Member's employment agreement. Each Subject Member will enter into any indemnification or contribution agreement requested by the Managers that is consistent with the terms of this Agreement to ensure compliance with this Section 10.06(c).

Section 10.07 Repurchase Right.

(a) Outgoing Members.

(i) Outgoing Member Repurchase Option. In the event of the voluntary or involuntary termination of a Member's Membership Interest for any reason, including death or Disability, with or without Cause, the Company shall, for a period of ninety (90) days following the date of such termination, have an irrevocable option to repurchase (the "Repurchase Option") from such Member (the "Outgoing Member") any or all of such Outgoing Member's Vested Units at the Repurchase Price (as determined below). At the Company's election, the Repurchase Price may be paid by way of a promissory note, payable in not more than four equal annual installments of principal with interest accruing at the rate of 5% per annum.

(ii) Determination of Repurchase Price. The "Repurchase Price" shall be a price per Vested Unit equal to the then current Net Asset Unit Value of the applicable Units as reasonably determined by the Board.

(iii) Exercise of Repurchase Option. The Company may exercise the Repurchase Option by delivering written notice along with the Repurchase Price (or a promissory note thereof) to the Outgoing Member or his executor at any time during the period set forth in subsections (i) and (ii) above. Notwithstanding the foregoing, if the Company is legally prohibited from or unable to repurchase the Units being so repurchased during any period referred to herein, such period shall be extended until such date on which the Company is legally permitted or able to repurchase such Units, whereupon the Company shall have the right to exercise the Repurchase Option within ninety (90) days after such legal prohibition shall no longer exist. Upon delivery of such notice and the payment of the Repurchase Price, the Company shall become the legal and beneficial owner of the Profits Interest Units being repurchased and all rights and interests therein or relating thereto, and the Company shall have the right to automatically cancel the repurchased Units. In the event that an Outgoing Member refuses to accept the Repurchase Price the repurchase shall nevertheless be effective and the Outgoing Member shall thereafter be entitled only to receive the Repurchase Price.

(b) Unvested Units. Nothing herein shall impair or limit the Company's right to repurchase Units that are not Vested Units for no consideration or at a price below the price determined above pursuant to any agreement among the Company and any holder of unvested Units.

(c) Bankruptcy or Involuntary Transfer. In the event of a Member's Bankruptcy or involuntary Transfer (including a transfer due to a divorce proceeding), the Company shall have the right to repurchase (the "Involuntary Transfer Repurchase Option")

from such Member any or all of such Member's Units (or the portion thereof that is subject to the involuntary Transfer) at the then current Net Asset Unit Value as reasonably determined by the Board. At the Company's election, the repurchase price may be paid by way of a promissory note, payable in not more than four equal annual installments of principal with interest accruing at the rate of 5% per annum. The Company may exercise such Involuntary Transfer Repurchase Option by delivering written notice along with the repurchase price (or a promissory note therefor) to the Member or his successor. Notwithstanding the foregoing, if the Company is legally prohibited from or unable to repurchase the Units being so repurchased during any period referred to herein, such period shall be extended until such date on which the Company is legally permitted or able to repurchase such Units, whereupon the Company shall have the right to exercise the involuntary Transfer Repurchase Option after such legal prohibition shall no longer exist. Upon delivery of such notice and the payment of the repurchase price, the Company shall become the legal and beneficial owner of the Units being repurchased and all rights and interests therein or relating thereto, and the Company shall have the right to automatically cancel the repurchased Units. In the event that the Member or its successor refuses to accept the repurchase price the repurchase shall nevertheless be effective and the Member shall thereafter be entitled only to receive the repurchase price.

Section 10.08 No Member Rights. No Member or holder of Units who is not a Member has the right or power to confer upon any transferee the attributes of a Member in the Company and no transferee of Units shall be admitted as a Member except as provided in this Agreement.

Section 10.09 Transferee Rights. A transferee of Units who is not admitted as a Member in accordance with this Agreement shall have no right (a) to participate or interfere in the management or administration of the Company's business or affairs or (b) to vote or agree on any matter affecting the Company or any Member (and shall not constitute a Member for purposes of determining any majority). Unless otherwise provided for herein, the only rights of a transferee of Units who is not admitted as a Member in accordance with this Agreement is to receive the distributions and the allocations of Profits and Losses which the transferor would otherwise be entitled (to the extent of the Units Transferred) when and as paid by the Company. However, each transferee of Units will be subject to all of the obligations, restrictions and other terms contained in this Agreement as if such transferee were a Member. To the extent of any Units Transferred, the transferor Member shall not possess any right or power as a Member or under the terms of this Agreement (other than as provided in this Section 10.09) and may not exercise any such right or power directly or indirectly on behalf of the transferee.

Section 10.10 "Market Stand-Off" Agreement. Except to the extent determined by the Board, each holder of Units or other securities issued by the Company, including securities convertible into or exercisable or exchangeable for any such Units, or any securities issued in exchange for or upon conversion of Units, agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company's IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days) (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Units, or any securities convertible into or exercisable or exchangeable

for any such Units or any securities issued in exchange for or upon conversion of Units held immediately prior to the effectiveness of the registration statement for such offering, or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any such Units or shares, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of such Units or shares or other securities, in cash or otherwise. The foregoing provisions of this Section 10.10 shall apply only to the Company's IPO and shall not apply to the sale of any Units or shares to an underwriter pursuant to an underwriting agreement. The underwriters in connection with the Company's IPO are intended third-party beneficiaries of this Section 10.10 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each holder of Units further agrees to execute such agreements as may be reasonably requested by the underwriters in the Company's IPO that are consistent with this Section 10.10 or that are necessary to give further effect hereto.

Section 10.11 Subsequent Offerings.

(a) Subject to applicable securities laws, each Member holding Common Units shall have a right of first refusal to purchase its *pro rata* share of any Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the Effective Date, other than the Equity Securities excluded by subsection (d) below. Such Member's *pro rata* share is equal to the ratio of (i) the number of Common Units held by such Member immediately prior to the issuance of such Equity Securities to (ii) the total number of Units outstanding immediately prior to the issuance of the Equity Securities. The term "Equity Securities" shall mean (1) any Common Unit or other security of the Company, (2) any security convertible into or exercisable or exchangeable for, with or without consideration, any Common Unit or other security (including any option to purchase such a convertible security), (3) any security carrying any warrant or right to subscribe to or purchase any Common Unit or other security or (4) any such warrant or right.

(b) If the Company proposes to issue any Equity Securities, it shall give each Common Member written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Common Member shall have fourteen (14) days from the receipt of such notice to agree to purchase its *pro rata* share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Common Member who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

(c) If not all of the Common Members elect to purchase their *pro rata* share of the Equity Securities, then the Company shall promptly notify in writing the Common Members who do so elect and shall offer such Common Members the right to acquire such unsubscribed shares on a *pro rata* basis. The Common Members shall have seven (7) days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof of the unsubscribed Equity Securities. If the Common Members fail to exercise in full the rights set forth in this Section, the Company shall have three (3) months following the

notice given pursuant to subsection (b) above to sell the Equity Securities in respect of which the Common Members' rights were not exercised, at a price and upon general terms and conditions not materially more favorable to the purchasers thereof than specified in the Company's notice to the Common Members pursuant to subsection (b) above. If the Company has not sold such Equity Securities within three (3) months of the notice provided pursuant to subsection (b) above, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Common Members in the manner provided above.

(d) The rights established by this Section shall have no application to any of the following Equity Securities:

(i) Units issued in connection with any Unit split, Unit dividend or recapitalization by the Company;

(ii) any Equity Securities issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement, or debt financing from a bank or similar financial or lending institution approved by the Managers;

(iii) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition, strategic alliance, licensing or other commercial transaction approved by the Managers; and

(e) any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act.

Section 10.12 Specific Performance. The Company shall be entitled to protective orders, injunctive relief and other remedies available at law or in equity including, without limitation, specific performance or the rescission of Transfers not made in strict compliance with this Agreement, to remedy any breach or threatened breach of this Article X. Each Member agrees to waive and not assert any claim or defense that an adequate remedy at law exists.

ARTICLE XI.

ADDITIONAL AGREEMENTS AMONG THE MEMBERS

Section 11.01 Confidential and Proprietary Information. Each Member shall hold in strictest confidence, and not use, except for the benefit of the Company, or disclose to any person, firm or corporation without written authorization of the Board, any Confidential Information of the Company. The Members shall not have any obligation hereunder with respect to information which has become publicly known and made generally available through no wrongful act of Member or has been independently developed or conceived by such Member without use of the Company's Confidential Information. Furthermore, a Member may disclose Confidential Information (i) to its attorneys, accountants, consultants and other professional advisors in connection with monitoring its investment in the Company under obligation of confidentiality; or (ii) to a Member's Affiliates, partners, members, stockholders or the like in connection with a Member's reporting obligations in the ordinary course of business, under

obligation of confidentiality; or (iii) as otherwise required by law, provided that if disclosure is required by law, the Member shall notify the Company and use reasonable efforts to restrict disclosure or provide on a confidential basis.

(a) From time to time, Covered Persons may provide advice to or perform services for the Company. Each Covered Person agrees that the results and work product resulting therefrom (including any written works or other content provided to the Company), including without limitation any Intellectual Property Rights arising therefrom, shall be the property of the Company and the Covered Person shall not retain any rights to any product, service or Intellectual Property Rights derived or produced by the Company from or through any advice, recommendations, or service of Covered Person to the Company, or have any right to compensation therefor, except to the extent expressly set forth in a written agreement between the Company and the Covered Person.

(b) The Company shall be entitled to protective orders, injunctive relief and other remedies available at law or in equity including, without limitation, specific performance, to remedy any breach or threatened breach of this Section 11.01. Each Member agrees to waive and not assert any claim or defense that an adequate remedy at law exists.

Section 11.02 Covered Person Duties. This Agreement is not intended to, and does not, create or impose any fiduciary duty on any Covered Person beyond what is expressly provided for in this Agreement. Notwithstanding foregoing, each Member waives any and all fiduciary duties owed to the Company or to such Member by any Covered Person (including those fiduciary duties that, absent such waiver, may be implied by law), and in doing so, each Member recognizes, acknowledges and agrees that the duties and obligations of the Covered Persons to the Company and each other Member and Manager are only as expressly set forth in this Agreement. To the maximum extent permitted by law, no Covered Person shall owe any duty (including any fiduciary duty) to the Company or to any Member or Manager other than a duty to act in accordance with the implied contractual covenant of good faith and fair dealing. The Members acknowledge and agree that any Covered Person acting in accordance with this Agreement shall (a) be deemed to be acting in compliance with such implied contractual covenant, and (b) not be liable to the Company, to any Member or to any other Person that is a party to or is otherwise bound by (or is a beneficiary of) this Agreement for its reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of a Covered Person otherwise existing at law or in equity in respect of the Company or this Agreement are agreed by all Parties hereto to replace fully and completely such other duties and liabilities. For the avoidance of doubt, and notwithstanding anything to the contrary contained in this Agreement, each Member that is also an employee or officer of the Company or of any of its affiliates shall nevertheless owe fiduciary duties (and other duties to the extent provided in any employment, consulting or similar agreement or arrangement) to the Company and/or its respective affiliates in its capacity as an employee or officer of the Company or any of its affiliates. Whenever in this Agreement a Covered Person is permitted or required to make a decision, take an action, or omit to do either of the foregoing (c) it shall be permitted to make such decision, take such action or omit to do either of the foregoing in its discretion unless expressly stated otherwise, and (d) whenever in this Agreement a Covered Person is permitted or required to make or approve a decision, take an action or omit to do either of the foregoing (i) in its discretion, in making such decision, taking such action or omitting to

do either of the foregoing, the Covered Person shall be entitled to take into account only such interests and factors as it desires (including its own interests) and shall, to the fullest extent permitted by applicable law, have no duty or obligation to give any consideration to any other interests or factors affecting the Company or the Members whatsoever or (ii) in "good faith" or under another expressed standard, the Covered Person shall act under such express standard and shall not be subject to any other or different standards.

Section 11.03 Consideration of Members' Separate Interests. The Members acknowledge that the Members may have different financial, regulatory, tax and other status and circumstances that may give rise to differing interests among the Members with respect to the selection or timing of Company investments or business activities, the acquisition or disposition of assets, making of tax elections or other matters relating to the Company. Notwithstanding the foregoing, the Managers, when making decisions or taking action with respect to the Company or such matters, shall be required to take the Company Vertical into consideration.

Section 11.04 Public Announcements. No party to this Agreement, nor any of its respective Affiliates, shall cause the publication of any press release or public announcement regarding this Agreement or the transactions contemplated hereby without the prior written of the Requisite Majority (which consent shall not be unreasonably withheld or delayed), except as may be required by applicable law or stock exchange requirements, in which case the party required to publish such press release or public announcement shall, to the extent practicable, allow the other parties a reasonable opportunity to comment on such press release or public announcement in advance of such publication.

Section 11.05 Special Power of Attorney. In addition to the authority otherwise granted to the Managers in this Agreement, each Member irrevocably constitutes and appoints the Managers and designees of the Managers with full power of substitution as his, her or its true and lawful agent and attorney-in-fact, with full power and authority in his, her or its name, place and stead, to (i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices, at the expense of the Company, this Agreement, the Certificate and all other instruments and amendments thereof which the Managers deem appropriate or necessary to form, qualify, or continue the qualification of, the Company as a limited liability company in all jurisdictions in which the Company may conduct business, own property or in which such formation, qualification or continuation is, in the opinion of the Managers, necessary or desirable to protect the limited liability of the Members.

Section 11.06 Consent of Spouse. If any individual Member is married on the date of this Agreement, such Member's spouse shall execute and deliver to the Company a Consent of spouse Agreement in the form of Exhibit C hereto, effective on the date hereof. Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such Member's Membership Interest that do not otherwise exist by operation of law or the agreement of the parties. If any Member should marry or remarry subsequent to the date of this Agreement, such Member shall within thirty (30) days thereafter obtain his/her new spouse's acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver a Consent of spouse acknowledging the restrictions and obligations contained in this Agreement and agreeing and consenting to the same.

Section 11.07 Governmental Approvals and Consents.

(a) Each Member and Manager shall use reasonable efforts to obtain, and maintain, or cause to be obtained or maintained, or all consents, authorizations, orders, and approvals from all Governmental Authorities that in either case may be or become necessary for the performance of its obligations pursuant to, this Agreement. Each Member and Manager shall and shall cause its Affiliates to cooperate fully with the other parties and their respective Affiliates in promptly seeking to obtain all such consents, authorizations, orders, and approvals. Each Member or Manager shall not and shall not cause or permit their Affiliates to willfully take any action that will have the effect of delaying, impairing, or impeding the receipt of any required consents, authorizations, orders, and approvals

(b) All analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals made by or on behalf of a Member or its Affiliate before any Governmental Authority or the staff or regulators of any Governmental Authority, in connection with the transactions contemplated hereunder (but, for the avoidance of doubt, not including any interactions between any party or any of such party's respective Affiliates with Governmental Authorities in the ordinary course of business, any disclosure which is not permitted by Law, or any disclosure containing Confidential Information) shall be disclosed to the other Members in advance of any filing, submission, or attendance, it being the intent that the Members will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any such analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals. Each Member shall give notice to the other Members with respect to any meeting, discussion, appearance, or contact with any Governmental Authority or the staff or regulators of any Governmental Authority, with such notice being sufficient to provide the other Members with the opportunity to attend and participate in such meeting, discussion, appearance, or contact.

(c) Notwithstanding the foregoing, nothing in this Section 11.07 shall require, or be construed to require, a Member or its Affiliates to agree to (i) sell, hold, divest, discontinue, or limit, any assets, businesses, or interests of such Member or any of its Affiliates; (ii) any conditions relating to, or changes or restrictions in, the operations of any such assets, businesses, or interests which, in either case, could reasonably be expected to materially and adversely impact the economic or business benefits to such Member or its Affiliates of the transactions contemplated by this Agreement; or (iii) any material modification or waiver of the terms and conditions of this Agreement.

Section 11.08 Representations and Warranties. Each Member represents and warrants to the Company and each other Member that: (a) if that Member is an organization, it is duly organized, validly existing, and in good standing under the law of its state of organization and it has full organizational power to execute and agree to this Agreement and to perform its obligations hereunder and this Agreement is a valid and binding obligation of such Member, enforceable against such Member in accordance with its terms, except as the enforceability thereof may be limited by Bankruptcy, insolvency, fraudulent conveyance, fraudulent Transfer, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity; (b) the Member is acquiring its Units for the Member's own account as an investment and without an intent to distribute the Units in violation

of applicable securities laws; (c) the Member acknowledges that the Units have not been, and may never be, registered under the Securities Act or any state securities laws, and may not be resold or transferred by the Member without appropriate registration or the availability of an exemption from such requirements; (d) the Member acknowledges and understands that the Company is an early stage company with an unproven and developing business model, there is a substantial risk of loss and there can be no assurance as to what return, if any, may result from purchasing, acquiring or holding the Units; (e) neither such Member nor any of its affiliates or control persons has been subject to any event specified in Rule 506(d)(1) of the Securities Act or any proceeding or event that could result in any such disqualifying event ("Disqualifying Event") that would either require disclosure under the provisions of Rule 506(e) of the Securities Act or result in disqualification under Rule 506(d)(1) of the Company's use of the Rule 506 exemption and such Member's holding of the Units will not subject the Company to any Disqualifying Event; and (f) such Member has, to the extent it deems necessary or advisable, consulted with its own legal counsel and tax advisors with respect to this Agreement. Such Member further acknowledges that it is acquiring Units and entering into this transaction without the benefit of any prospectus, private placement memorandum or other written disclosure of the types of information customarily furnished to purchasers of securities, and no such disclosure has been requested of the Company or the Managers.

ARTICLE XII.

GENERAL AND MISCELLANEOUS PROVISIONS

Section 12.01 Waivers Generally. No delay in the exercise of any right will operate as a waiver of such right. No single or partial exercise of any right will preclude its further exercise. A waiver of any right on any one occasion will not be construed as a bar to, or waiver of, any such right on any other occasion.

Section 12.02 Remedies for Breach. The rights and remedies of the Members set forth in this Agreement are neither mutually exclusive nor exclusive of any right or remedy provided by law, in equity or otherwise. The Members agree that all legal remedies (such as monetary damages) as well as all equitable remedies (such as specific performance) will be available for any breach of any provision of this Agreement. The Managers, in their sole discretion, shall be entitled to determine what action, if any, shall be taken under this Agreement or applicable law against a Member in connection with a Member's breach of this Agreement.

Section 12.03 Partition. No Member shall have the right to partition any assets of the Company or any interest therein, nor shall a Member make application or proceeding for a partition thereto and, upon any breach of the provisions of this Section 12.03 by a Member, the Company or the other Members (in addition to all rights and remedies afforded by law or equity) shall be entitled to a decree or order restraining or enjoining such application, action or proceeding.

Section 12.04 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means

of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 12.05 Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing to the Member at the address listed on Schedule 2 hereto, or at such other address as a Member may give by notice to the Company. Notices may be given electronically. Any notices given in accordance with this Agreement will be deemed to have been duly given and received: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third calendar day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Party at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 12.05.

Section 12.06 Date of Performance. Whenever this Agreement provides for any action to be taken on a day which is not a Business Day, such action shall be taken on the next following Business Day.

Section 12.07 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 12.08 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

Section 12.09 Entire Agreement. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

Section 12.10 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement and the rights and obligations hereunder may not be assigned by any party to this Agreement without the approval of the Requisite Majority and the Board.

Section 12.11 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties to this Agreement and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever.

Section 12.12 Further Assurances. Each Member agrees, without further consideration, to sign and deliver such other documents of further assurance as may reasonably be necessary to effectuate the provisions of this Agreement.

Section 12.13 Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to any conflict of laws provisions). Any conflict or apparent conflict between this Agreement and the LLC Act will be resolved in favor of this Agreement except as otherwise expressly required by the LLC Act.

Section 12.14 Tax Advice. Each party hereto acknowledges and agrees that (a) it has not received and is not relying upon tax advice from any other party hereto, (b) the tax consequences to the Member of acquiring Units will depend on the Member's particular circumstances, and none of the Company, the Managers, the Officers, the Tax Representative, the Members, nor the partners, shareholders, members, Managers, agents, officers, directors, employees, affiliates, or consultants of any of them will be responsible or liable for the tax consequences to the Member of an investment in the Company, (c) the Member will look solely to, and rely upon, its own tax advisors with respect to the tax consequences of this investment, and (d) there can be no assurance that the Code or the Treasury Regulations will not be amended or interpreted in the future in such a manner so as to deprive the Company and the Members of some or all of the tax benefits they might now receive, nor that some of the deductions claimed by the Company or the allocations of items of income, gain, loss, deduction, or credit among the Members may not be challenged by the Internal Revenue Service.

Section 12.15 Amendments. Except as otherwise set forth herein, any provision of this Agreement may be amended or waived with the approval of the Requisite Majority. Any amendment so effected shall be binding upon all Members and Unit holders.

Section 12.16 Dispute Resolution. Any unresolved controversy or claim arising out of or relating to this Agreement shall be submitted to arbitration before JAMS. The arbitrator shall be a single arbitrator having reasonable experience in corporate and limited liability company transactions of the type provided for in this Agreement. The arbitration shall take place in a location mutually agreed to by the parties or, to the extent the parties cannot mutually agree then JAMS will make the determination, in accordance with JAMS rules then in effect, and judgment upon any award rendered in such arbitration will be binding and may be entered in any court having jurisdiction thereof. There shall be limited discovery prior to the arbitration hearing as follows: (a) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses and (c) such other depositions as may be allowed by the arbitrators upon a showing of good cause. The arbitrator shall, within fifteen (15) Business Days after the conclusion of the arbitration hearing, which shall be no more than ninety (90) calendar days from the submission of the dispute to JAMS, issue a written award and statement of decision describing the essential findings and conclusions on which the award is based, including the calculation of any damages awarded. The arbitrator shall be authorized to award compensatory damages, award non-economic damages, such as for emotional distress, pain and suffering or loss of consortium, award punitive damages, or reform, modify or materially change this Agreement or any other agreements contemplated hereunder. The arbitrator also shall be authorized to grant any temporary, preliminary or permanent equitable remedy or relief he or she deems just and equitable and within the scope of this Agreement, including, without limitation, an injunction or order for specific performance. The prevailing party in any dispute hereunder shall be entitled to reasonable and documented attorneys' fees and costs in addition to any other relief to which such party may be entitled.

Section 12.17 Counsel. The Company and certain Members or Managers may be represented by the same counsel. It is contemplated that such dual representation may continue. To the extent that the foregoing representation constitutes a conflict of interest, the Company, each Member and Manager, hereby expressly waive any such conflict of interest.

Section 12.18 Interpretation and Construction; Standards. Whenever the singular is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa. The word "or" is not exclusive. Except as otherwise specifically provided herein, the use of the words "including" or "include" shall mean "including but not limited to," and the words "herein," "hereof," "hereby," "hereto," and "hereunder" refer to this Agreement as a whole. The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. All dollar amounts in this Agreement are expressed in United States funds. References to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The headings in this Agreement are for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any of its provisions. Each party acknowledges that: (i) the party had the advice of, or sufficient opportunity to obtain the advice of, legal counsel separate and independent of legal counsel for any other party hereto; (ii) the terms of the transactions contemplated by this Agreement and the other are fair and reasonable to such party; and (iii) such party has voluntarily entered into the transaction contemplated by this Agreement and the other agreements referenced herein to which it is a party without duress or coercion. Each party further acknowledges that such party was not represented by the legal counsel of any other party hereto in connection with the transactions contemplated by this Agreement and the other agreements referenced herein to which it is a party, nor was he, she or it under any belief or understanding that such legal counsel was representing his or its interests. Each party agrees that no conflict, omission or ambiguity in this Agreement and the other agreements referenced herein to which it is a party, or the interpretation thereof, shall be presumed, implied or otherwise construed against any other party to this Agreement on the basis that such party was responsible for drafting this Agreement or the other agreements referenced herein to which it is a party.

ARTICLE XIII.

DEFINITIONS

Section 13.01 Definitions. For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the following meanings:

"Accounting Principles" shall have the meaning set forth in Section 5.02(a).

"Adjusted Capital Account" means an amount with respect to any Member equal to the balance in such Member's Capital Account at the end of the relevant Fiscal Year, after (a) increasing the balance in such Member's Capital Account by any amount which such Member is obligated to restore or is deemed to be obligated to restore pursuant to the penultimate sentence of

each of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and this Agreement after taking into account any changes during such year in Company Minimum Gain and Member Nonrecourse Debt Minimum Gain and (b) decreasing the balance in such Member's Capital Account by such Partner's share of the items described in Regulations Sections 1.704-1(b)(2)(ii)(*d*)(*4*), (*5*) and (*6*). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(*d*) and shall be interpreted consistently therewith.

"Adjusted Capital Contributions" means, with respect to any Common Member, as of any date of determination, the excess of (a) the Capital Contributions of such Common Member as of such date of determination over (b) the aggregate amount of distributions made to such Common Member on or prior to such date of determination under Section 7.01(b) (including pursuant to Section 9.03(a)(iii)).

"Affiliate" means with respect to a specified Person, any Person that directly or indirectly, including through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, the term "**control**" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or partnership or other ownership interests, by contract, or otherwise; and the terms "**controlling**" and "**controlled**" shall have correlative meanings; provided, however, that the term "Affiliate" does not, when used with respect to a Member, include the Company and vice versa.

"Approved Sale" shall mean a Company Sale approved by a Requisite Majority and the Board.

"Available Cash" shall mean, at any time, that portion of the Company's cash on hand which the Board, in good faith, deems available for distribution to the Members, taking into account (a) the Company's working capital requirements pursuant to its then current business plan and budget, including anticipated investment activities; (b) the amount of cash required for the payment of all current expenses, liabilities and obligations of the Company (whether for expense items, capital expenditures, improvements, retirement of indebtedness or otherwise) and (c) the amount of cash which the Managers deem in good faith necessary to establish prudent reserves for the payment of future contingencies.

"Bankruptcy" shall mean, with respect to any Member, when (a) such Person shall commence any case, proceeding or other action (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or such Person shall make a general assignment for the benefit of its creditors; (b) there shall be commenced against such Person any case, proceeding or other action of a nature referred to in clause (a) above that remains unvacated, unstayed, undismissed or undischarged for a period of sixty (60) days; or (c) there shall be commenced against such Person any case, proceeding or other action seeking issuance of a warrant

of attachment, execution or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, dismissed or stayed or bonded pending appeal within sixty (60) days from the entry thereof.

"BBA" shall have the meaning set forth in Section 5.06(a).

"Budget" shall mean the annual budget for the Company's Fiscal Year prepared by the Board and approved by the unanimous consent of the Board.

"Business Day" means any day except Saturday, Sunday, or any other day on which commercial banks located in the City of New York, or the City of Toronto are authorized or required by Law to be closed for business.

"Business Opportunity" shall have the meaning set forth in Section 3.02(k).

"Capital Account" shall mean the capital account established and maintained for each Member pursuant to Section 6.01.

"Capital Contribution" shall mean, with respect to any Member, the amount of cash, cash equivalents and the Gross Asset Value of any other property (net of liabilities secured by such property that the Company assumes or to which the Company's ownership of the property is subject) contributed by a Member to the capital of the Company.

"Cause" shall mean (a) a person's willful and knowing violation of any law or regulation applicable to the business of the Company, or conviction of or plea of no contest to a felony or a crime involving moral turpitude or dishonesty; (b) misconduct by a person that causes material actual harm or loss to the Company, including but not limited to misappropriation or conversion of Company assets and harm to the Company's reputation; (c) a person's willful and knowing unauthorized use or disclosure of the Company's confidential information or trade secrets; (d) a person's gross negligence or refusal or willful failure to comply with policies, standards or regulations of the Company or to perform a person's duties as an employee, consultant, advisor or other service provider to the Company as applicable in accordance with any specific lawful direction or order of the Company or the Managers; (e) a person's material breach of any agreement with the Company; provided that in the case of (d) or (e) the Company shall first provide the person with thirty (30) days written notice and opportunity to cure (to the extent capable of cure). A person's voluntary resignation or failure to perform due to death or Disability shall not constitute a failure to perform or Cause hereunder.

"Certificate" shall mean the Certificate of Formation of the Company, as the same may be amended, supplemented or restated from time to time.

"Code" shall mean the United States Internal Revenue Code of 1986, as amended.

"Combined Marginal Rate" shall mean, for any Fiscal Year, the sum of (a) the highest marginal federal income tax rate assessable for such year on the ordinary income of individual taxpayers and (b) the highest marginal state and local (if applicable) income tax rate assessable for such year on the ordinary income of individual taxpayers resident in California after giving effect

to the federal income tax benefit derived from such state taxes based upon the rate determined in the preceding clause (a).

"Company" shall have the meaning set forth in the introductory paragraph to this Agreement.

"Company Minimum Gain" has the meaning set forth in Regulations Sections 1.704-2(b)(2) and 1.704-2(d)(1) for the phrase "partnership minimum gain."

"Company Sale" means the consummation of any transaction or series of transactions pursuant to which one or more Persons or group of Persons acquires all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole.

"Common Members" shall mean the holders of Common A Units and Common B Units.

"Common Units" shall mean the Common A Units and Common B Units.

"Company Vertical" shall mean Light-Water Reactor small modular reactor technologies.

"Confidential Information" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, investors, business partners, customer lists and customers, markets, technology, developments, inventions, processes, methods of operation, formulas, designs, drawings, engineering, marketing, finances or other business information disclosed to a Member by the Company either directly or indirectly in writing, orally or by drawings or observation, and specifically including any information provided to a Member by the Company under this Agreement. "Confidential Information" does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of a Member or of others who the Member knows to be under confidentiality obligations to the Company, nor, as to any Member, any of the foregoing items which was in such Member's possession prior to receipt from the Company or is subsequently received by such Member from a third party that, to the knowledge of such Member, is not subject to a confidentiality obligation with respect to such information.

"Covered Person" means any Member, Manager, Tax Representative, Officer or their respective Affiliates.

"Co-Sale Member" shall mean a Member who timely exercises their Co-Sale Right during a proposed Transfer.

"Co-Sale Notice" shall mean notice of the terms of a proposed Transfer from a Selling Member, whose Units were not purchased pursuant to Section 10.04, to each Member informing them of the proposed Transfer and their Co-Sale Right.

"Co-Sale Right" shall mean the right of each Member to sell their Units on the terms agreed to in the Selling Member's proposed Transfer under Section 10.04.

"Depreciation" means, for each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such Fiscal Year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year or other period, except as provided in Regulations Section 1.704-3(d)(2), Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managers.

"Disability" means that a Person is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

"Disqualifying Event" shall mean any action, proceeding or event that could require disclosure under the provisions of Rule 506(e) of the Securities Act or result in disqualification under Rule 506(d)(1) of the Company's use of the Rule 506 exemption.

"Dissolution" shall mean the commencement of proceedings with respect to the dissolution of the Company upon the happening of any of the events set forth in Section 9.01.

"Effective Date" shall have the meaning set forth in the introductory paragraph to this Agreement.

"Equity Securities" shall have the meaning set forth in Section 10.11(a).

"Exodys" shall mean Exodys Nuclear Services, LLC, a Delaware limited liability company.

"Exodys Manager" shall have the meaning set forth in Section 3.02.

"Fiscal Year" shall mean the fiscal and taxable year of the Company, which shall be the year ending December 31 unless another period is required by the Code.

"Founding Team Manager" shall have the meaning set forth in Section 3.02.

"Governmental Authority" means any federal, provincial, state, local, or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations, or orders of such organization or authority have the force of law), or any arbitrator, court, or tribunal of competent jurisdiction.

"Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

(a) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset as of the time of such contribution, as reasonably determined by the Managers.

(b) The Gross Asset Values of all Company assets immediately prior to the occurrence of any event described in subparagraphs (i) through (v) below shall be adjusted to equal their respective gross fair market values (taking into account Code Section 7701(g)), as reasonably determined by the Managers, as of the following times:

(i) the acquisition of an additional interest in the Company by a new or existing Member in exchange for more than a de minimis Capital Contribution, if the Managers reasonably determine that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(ii) the distribution by the Company to a Member of more than a de minimis amount of Company assets (other than a pro rata distribution) as consideration for a Membership Interest in the Company, if the Managers reasonably determine that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(iii) the liquidation or dissolution of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g);

(iv) the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a member capacity, or by a new Member acting in a member capacity or in anticipation of becoming a Member of the Company, if the Managers reasonably determine that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(v) the acquisition of an interest in the Company by any new or existing Member upon the exercise of a non-compensatory option or warrant in accordance with Regulations Section 1.704-1(b)(2)(iv)(s); and

(vi) at such other times as the Managers shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.

(c) The Gross Asset Value of any Company asset distributed to a Member shall be the gross fair market value of such asset at the time of distribution (taking into account Code Section 7701(g)), as reasonably determined by the Managers.

(d) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (d) to the extent that an adjustment pursuant to subsection (b) above is made in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d). If any non-compensatory

options or warrants are outstanding upon the occurrence of an event described in subsections (b)(i) through (b)(vi), the Company shall adjust the Gross Asset Values of its properties in accordance with Regulations Sections 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b)(2)(iv)(h)(2).

(e) If the Gross Asset Value of a Company asset has been determined pursuant to subsection (a) or adjusted pursuant to subsections (b) or (d) above, such Gross Asset Value shall thereafter be adjusted to reflect the Depreciation taken into account with respect to such Company asset for purposes of computing Profits and Losses.

The foregoing definition of "Gross Asset Value" is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(iv) and shall be interpreted and applied consistently therewith.

"Indemnified Party" shall have the meaning set forth in Section 8.01.

"Indemnification Obligations" shall have the meaning set forth in Section 8.01.

"Initial Operating Agreement" has the meaning set forth in the Recitals of this Agreement.

"Intellectual Property Rights" shall include all intellectual property or other similar or related rights arising out of: (a) inventions (whether patentable or not in any country), invention disclosures, industrial designs, improvements, trade secrets, proprietary information, know-how, formulas, technology and technical data; (b) copyrights, mask works, copyright registrations, mask work registrations, and applications thereof in any country, and all other rights corresponding thereto throughout the world; (c) registered or common law trademarks, service marks, trade dress, trade names, logos, intent-to-use registrations or notices, and applications to register or use any of the foregoing anywhere in the world, and all goodwill associated with the foregoing and symbolized thereby; (d) Internet or World Wide Web domain names or URLs with any Governmental Authority or quasi-Governmental Authority, including Internet domain name registrars; (e) business plans, business models and the like; (f) other proprietary rights in technology and otherwise, including databases, software, code, algorithms, architecture, structure, display screens, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda, records, business information, anywhere in the world; and (g) any applications, registrations, provisional applications or other filings for, or to obtain, protect, perfect, or secure any of the foregoing, anywhere in the world.

"Involuntary Transfer Repurchase Option" shall mean the Company's right to repurchase any or all of a Member's Units which have been involuntarily Transferred for any reason, including due to divorce proceedings or bankruptcy, at the then current Net Asset Unit Value as reasonably determined by the Board.

"IPO" shall mean the initial underwritten initial public offering of the Company's securities.

"Liquidation" has the meaning set forth in Section 9.02.

"LLC Act" means the Delaware Limited Liability Company Act, as it may be amended from time to time.

"Manager(s)" shall mean the individual or individuals appointed to manage the Company's business and affairs pursuant to Section 3.02. Except as expressly set forth herein, all references herein to "Managers" shall be deemed to refer to a majority of all current Managers.

"Member" has the meaning set forth in the Preamble of this Agreement.

"Member Minimum Gain" means an amount, with respect to each Member Nonrecourse Debt, equal to the company Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i) with respect to "partner minimum gain."

"Member Nonrecourse Debt" has the meaning set forth in Regulations Section 1.704-2(b)(4) for the phrase "partner nonrecourse debt."

"Member Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(i) for the phrase "partner nonrecourse deductions."

"Member Notice of Exercise" shall mean written notice given by a Manager to the Selling Member, to purchase all or any portion of the Offered Interest for the price and upon the terms set forth in the Offer.

"Membership Interest" shall mean all of the ownership interests of a Member in the Company (which shall be considered personal property for all purposes), consisting of (a) such Member's Units, (b) such Member's interests in Profits, Losses, and distributions of the Company, as such interests shall be adjusted from time to time in accordance with the provisions hereof, (c) such Member's Capital Account, (d) such Member's rights to participate in management as provided herein or under the LLC Act and (e) such Member's other rights and privileges as herein provided. A Member's Membership Interest is determined based on the number of Units held by the Member and the rights with respect to such Units set forth herein.

"Net Asset Unit Value" means, for any Unit, the amount the holder of such Unit would receive from the Company in respect of that Unit if the Company were to (a) sell all of its assets in a taxable transaction at their fair market values, (b) settle all of its liabilities at their fair market values to the extent of the available assets of the Company, (c) each Member were to pay to the Company at that time the amount of any obligation then unconditionally due to the Company (if any), and (d) then the Company were to distribute any remaining cash and other proceeds to the Members in accordance with the distribution provisions of Section 9.03(a).

"Net Liquidation Proceeds" has the meaning set forth in Section 7.01.

"Nonrecourse Deductions" has the meaning set forth in Regulations Sections 1.704-2(b)(1) and 1.704-2(c).

"Nonrecourse Liability" has the meaning set forth in Regulations Sections 1.704-2(b)(3) and 1.752-1(a)(2).

"Note" shall have the meaning set forth in Section 7.01(b).

"Notice of Exercise" shall mean the Company's written notice to a Selling Member to purchase all or any portion of proposed Transfer Units for the price and upon the terms of the Offer provided by the Selling Member.

"Offer" shall mean the price, the prospective transferee's identity, and the general terms, including the intended date and the form of consideration of the Transfer, upon which a Selling Member proposes to make a Transfer.

"Offered Interest" shall mean the Units which a Selling Member has proposed to Transfer.

"Officer" shall mean any officer of the Company appointed pursuant to Section 3.03.

"Operating Distribution" has the meaning set forth in Section 7.01.

"Original Member" has the meaning set forth in the Recitals of this Agreement.

"Outgoing Member" shall mean a Member whose relationship with the Company has been terminated for any reason, including death or Disability, with or without Cause.

"Percentage" shall mean, as to a Member, the percentage represented by (a) the number of outstanding Vested Units held by such Member divided by (b) the total number of Vested Units outstanding.

"Person" shall mean any individual, corporation, limited liability company, partnership, trust or unincorporated organization, or Governmental Authority or any agency or political subdivision thereof or other entity.

"Profits Interest Member" shall mean each Person who holds or acquires Profits Interest Units and is admitted to the Company as a Profits Interest Member in accordance with this Agreement.

"Profits Interest Threshold Amount" for a Profits Interest Unit shall mean the Gross Asset Value of the Company immediately prior to the issuance of the Profits Interest Unit; provided, however, that the Profits Interest Threshold Amount shall not be less than zero dollars. The Profits Interest Threshold Amount of a Profits Interest Unit shall be reduced (but not below zero dollars) by the amount by which distributions with respect to such Profits Interest Unit were previously reduced by reason of existence of the Profits Interest Threshold Amount, and may be increased from time to time upon approval by the Board to reflect Capital Contributions made to the Company following the date of issuance of such Profits Interest Unit. The Profits Interest Threshold Amount as of the date of issuance of each Profits Interest Unit shall be set forth on Schedule 1 hereto.

"Profits Interest Unit" shall mean a Unit that is issued to a new or existing employee, officer, director, Manger or other service provider or consultant of the Company or any of its Subsidiaries with an initial Profits Interest Threshold Amount fixed on the date of issuance and is designated as a Profits Interest Unit by the Managers and identified as such on Schedule 1 hereto. A Profits Interest Unit is intended to meet the definition of a "profits interest" in I.R.S. Revenue Procedures 93-27 and 2001-43.

"Profits" and "Losses" means, for each Fiscal Year or other period, an amount equal to the Company's taxable income or loss for such year or period determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, deduction or credit required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss and all deductible guaranteed payments within the meaning of Code Section 707(c) shall be deducted in computing taxable income), with the following adjustments:

(a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of Profits and Losses shall increase the amount of such income and/or decrease the amount of such loss;

(b) Any expenditure of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of Profits and Losses, shall decrease the amount of such income and/or increase the amount of such loss;

(c) Gain or loss resulting from any disposition of Company assets where such gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Company assets disposed of, notwithstanding that the adjusted tax basis of such Company assets differs from its Gross Asset Value;

(d) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period;

(e) To the extent an adjustment to the adjusted tax basis of any asset included in Company assets pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's Membership Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for the purposes of computing Profits and Losses;

(f) If the Gross Asset Value of any Company asset is adjusted in accordance with subsection (b) or subsection (c) of the definition of "Gross Asset Value" above, the amount of such adjustment shall be taken into account in the taxable year of such adjustment as gain or loss from the disposition of such asset for purposes of computing Profits or Losses; and

(g) Notwithstanding any other provision of this definition of Profits and Losses, any items that are specially allocated pursuant to Section 6.04 hereof shall not be taken into account in computing Profits or Losses. The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Section 6.04 hereof shall be determined by applying rules analogous to those set forth in this definition of Profits and Losses.

"Prohibited Transfer" shall mean the sale of any Units of the Company in violation of the Members' Right of Co-Sale.

"Regulations" or "Treasury Regulations" shall mean the Treasury Regulations (including temporary regulations) promulgated and in effect under the Code.

"Regulatory Allocations" shall have the meaning set forth in Section 6.04(g).

"Related-Party Agreement" means any agreement, arrangement, transaction, or understanding or series of related agreements, arrangements, transactions, or understandings between the Company or a Company subsidiary and any Member or Manager or any Affiliate of a Member or Manager.

"Repurchase Price" shall have the meaning set forth in Section 10.07(a)(ii).

"Repurchase Option" shall mean the Company's right to repurchase any or all of an Outgoing Member's Vested Units at the Repurchase Price.

"Requisite Majority" shall mean the vote or consent of 66% of the outstanding voting Units then held by all Members.

"Restricted Unit Purchase Agreement" has the meaning set forth in the Recitals of this Agreement.

"Secondary Rights Member" shall have the meaning set forth in Section 10.03.

"Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

"Selling Member" shall mean a Member desiring to sell any Units.

"Selling Member Notice" shall mean written notice to the Company by a Member who desires to Transfer all or a portion of its Units to another Person, and has received the requisite consent under Section 10.01(a).

"Snow Lake" shall mean Snow Lake Investments (US) Ltd., a Delaware corporation.

"Snow Lake Manager" shall have the meaning set forth in Section 3.02.

"Subject Member" shall mean, in the event of an Approved Sale under Section 10.06, all Members holding Units of the Company.

"Subscription Unit Purchase Agreement" has the meaning set forth in the Recitals of this Agreement.

"Subsidiaries" shall mean collectively all subsidiary entities of the Company.

"Tax Distribution" shall have the meaning set forth in Section 7.02(b).

"Tax Representative" shall have the meaning set forth in Section 5.06(a).

"Transfer" shall mean, when used as a noun, any sale, hypothecation, pledge, assignment, attachment, disposal, loan, gift, levy or other transfer, and, when used as a verb, to sell, hypothecate, pledge, assign, attach, dispose, loan, gift, levy or otherwise transfer.

"Unit" shall mean a unit of Membership Interest attributed to a Member pursuant to the terms of this Agreement and shall include, without limitation, all of the Common Units and Profits Interest Units.

"Unit Grant Agreement" shall have the meaning set forth in Section 2.02(d).

"Vested Units" means (a) Units not subject to vesting and (b) Units with respect to which the vesting conditions applicable to such Units (if any) have been satisfied.

"Voluntary Withdrawal" shall mean a Member's voluntary withdrawal as a Member of the Company, which shall only be effective in accordance with Section 2.03(d), and "Voluntarily Withdraw" shall mean the act of effecting a Voluntary Withdrawal.

[*Signature Pages Follow*]

IN WITNESS WHEREOF, the Common Members have hereunto set their respective hands as of the Effective Date.

YOUSSEF BALLOUT

By: ______________________

PIYUSH SABHARWALL

By: ______________________

EXODYS NUCLEAR SERVICES, LLC

By: ______________________
Name: Carl Perez
Its: Manager

SNOW LAKE INVESTMENTS (US) LTD.

By: ______________________
Name: Frank Wheatley
Its: Chief Executive Officer

DELAWARE IR LLC

By: ______________________
Name: Menachem Wagner

EXHIBIT A

**JOINDER AGREEMENT TO
KADMOS ENERGY SERVICES LLC
OPERATING AGREEMENT**

This instrument is made and entered into effective as of [JOINDER DATE] by the undersigned in connection with its acceptance of the transfer of certain membership interests (the "Units") in KADMOS ENERGY SERVICES LLC, a Delaware limited liability company (the "Company"), as an addendum to that certain Operating Agreement, dated as of [DATE], among the Company and its members (the "Operating Agreement").

In connection with the acceptance by the undersigned of the Units, the undersigned (i) hereby assumes the obligations stated in the Operating Agreement with regard to the Units, (ii) acknowledges that it has read the Operating Agreement and agrees to become a party thereto and shall hereafter observe and be bound by, and shall have the benefit of, all of the terms, conditions and restrictions set forth in the Operating Agreement in the same manner and to the same extent as each other member holding membership interests of the Company who is a party thereto, and (iii) if married, agrees to obtain a spousal consent in the form attached hereto as Exhibit C from his or her spouse. This Agreement shall be attached to and become a part of the Operating Agreement.

Upon execution and delivery of this Joinder Agreement, Schedule 1 to the Operating Agreement shall be amended in order to reflect the admission of the undersigned as a member of the Company and the transfer of the Units to the undersigned.

THE JOINING PARTY

Name:

By: ______________________________
Signatory Name:
Signatory Title:
Email Address:
Mailing Address:

Schedule 1

SCHEDULE OF MEMBERS as of October 17, 2025

Members	Capital Contributions (balance as of the Effective Date)	Common Units (A and B)	Profits Interest Units	Profits Interest Threshold Amount as of the Date of Grant	Total Units Issued (as of the date above)	Percentage (as of the date above)
Common Members						
Youssef Ballout		1,600,000 Common B Units	N/A	N/A	1,600,000	16.00%
Piyush Sabharwall		500,000 Common B Units	N/A	N/A	500,000	5.00%
Exodys Nuclear Services, LLC		1,450,000 Common B Units	N/A	N/A	1,450,000	14.50%
Delaware IR LLC		1,550,000 Common B Units	N/A	N/A	1,550,000	15.50%
Snow Lake Investments (US) Ltd.	US $10,000,000	4,900,000 Common A Units	N/A	N/A	4,900,000	49.00%
Profits Interest Members						
Reserved for Issuance under the 2025 Plan		N/A	1,000,000	N/A	N/A	0%
TOTAL	$10,000,000	10,000,000	1,000,000	N/A	10,000,000	**100%**

Schedule 2

ADDRESSES AND CONTACT INFORMATION OF MEMBERS as of October 17, 2025

If to Snow Lake:	Snow Lake Resources Ltd. 360 Main St., 30th Floor Winnipeg, Manitoba, Canada, R3C 4G1 Email: fw@snowlakelithium.com Attention: Frank Wheatley
with a copy (which shall not constitute notice) to:	Garfinkle Biderman LLP 1 Adelaide Street East, Suite 801 Toronto, Ontario, Canada M5C 2V9 Email: sposen@garfinkle.com Attention: Shimmy Posen
If to Exodys:	Exodys Energy Inc. 115 Broadway, 5th Floor New York, NY 10006 Email: cperez@exodysenergy.com Attention: Carl Perez
with a copy (which shall not constitute notice) to:	Michael Best & Friedrich, LLP 201 N. 7th Street Suite 315 Lincoln, Nebraska 68508 Email: Grant.Maynard@michaelbest.com Attention: Grant Maynard
If to Ballout:	Address: 13867 NE 15th E Idaho Falls, ID 83401 Email: yballout@gmail.com
If to Sabharwall:	Address: 5701 Long Cove Drive Idaho Falls, ID 83404 Email: sabharp20@gmail.com
If to Delaware IR LLC	Snow Lake Resources Ltd. 360 Main St., 30th Floor Winnipeg, Manitoba, Canada, R3C 4G1 Email: fw@snowlakelithium.com Attention: Frank Wheatley

EXHIBIT B TO KADMOS ENERGY SERVICES LLC

OPERATING AGREEMENT

KADMOS ENERGY SERVICES LLC

2025 EQUITY INCENTIVE PLAN

Certain definitions are contained in Section 14. Terms used but not defined herein shall have the meanings given to them in the Operating Agreement.

SECTION 1. Establishment and Purpose. The purpose of the Plan is to offer selected Service Providers an opportunity to acquire Profits Interest Units in the Company.

SECTION 2. Administration. Subject to the provisions of the Plan and the Operating Agreement, the Board shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan; provided, that no Profits Interest Unit shall be issued without approval by a Requisite Majority. All decisions, interpretations and other actions of the Members shall be final and binding on all Participants. No Member will be liable for any action or determination made by the Board with respect to the Plan or any distribution paid under the Plan. No Members shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan or any distribution paid hereunder, and all Members shall be fully indemnified and held harmless by the Company or its successor in respect of any such action, determination or interpretation.

SECTION 3. Eligibility. Only Service Providers shall be eligible to receive Profits Interest Units under the Plan.

SECTION 4. Units Subject to Plan. The aggregate number of Profits Interest Units that may be issued under the Plan shall be 1,000,000. Notwithstanding anything to the contrary in the Plan, the Board shall not have authority to increase the aggregate number of Profits Interest Units that may be issued under the Plan (other than an adjustment pursuant to Section 6(a)).

SECTION 5. Terms and Conditions of Awards.

(a) **Notice of Grant.** Each award of Profits Interest Units under the Plan shall be evidenced by a Profits Interest Unit Grant Agreement or Restricted Profits Interest Unit Grant Agreement between the Participant and the Company setting forth the terms thereof, including the Profits Interest Threshold Amount if applicable. Such award shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan or the Operating Agreement and which the Board deems appropriate for inclusion therein. The provisions of the various Profits Interest Unit Grant Agreements entered into under the Plan need not be identical.

(b) **Right of Repurchase**. In the event a Participant is granted a Restricted Profits Interest Unit, the Company shall have an option to repurchase certain Profits Interest Units ("Right of Repurchase"). Such Right of Repurchase shall lapse in accordance with terms as set forth in the

applicable Restricted Profits Interest Unit Grant Agreement. In the event a grant of Profits Interest Units is subject to the Right of Repurchase, all such units shall be initially subject to the Right of Repurchase.

(c) **Vesting.** The Board may determine the time or times at which the Right of Repurchase pertaining to Restricted Profits Interest Units will lapse (i.e., the time at which such Restricted Profits Interest Unit shall vest), which lapse or vesting conditions shall be set forth in the applicable Restricted Profits Interest Unit Grant Agreement. Unless expressly provided otherwise in a Restricted Profits Interest Unit Grant Agreement, or another written agreement between the Company and a Participant, unvested Restricted Profits Interest Units will automatically be forfeited upon the termination of a Participant's Service for any reason, and both vested and unvested Restricted Profits Interest Units will automatically be forfeited upon the termination of a Participant's Service for Cause (or where the Board determines in good faith that Cause exists).

(d) **Restrictions on Transfer.** Profits Interest Units granted under this Plan may not be transferred, pledged, hypothecated or otherwise disposed of in any way by the Participant, except by will, the laws of descent and distribution, or to a trust for the benefit of the Participant's immediate family members for estate planning purposes, and in all cases subject to the approval by the Board, the restrictions on transfer set forth in the Operating Agreement, and such other limitations as the Board may impose. The Profits Interest Units shall not be subject to execution, attachment or similar process. Any Profits Interest Units awarded under the Plan shall be subject to such special forfeiture conditions, vesting provisions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board may determine. Such conditions, provisions, rights and restrictions shall be set forth in the applicable Profits Interest Unit Grant Agreement, Restricted Profits Interest Unit Grant Agreement or other related agreement, and shall apply in addition to any restrictions that may apply to holders of Profits Interest Units generally.

(e) **No Voting Rights**. Profits Interest Units shall not have voting rights.

SECTION 6. Adjustment of Profits Interest Units.

(a) **General.** In the event of a subdivision of the Company's outstanding unit interests, a combination or consolidation of the outstanding unit interests, a recapitalization, a spin-off, a reclassification or a similar occurrence, the Board shall make appropriate adjustments in the Profits Interest Units issued or available under the Plan to prevent diminution or enlargement in the economic rights intended to be made available pursuant to such Profits Interest Units.

(b) **Reservation of Rights**. No issuance by the Company of units of any class, or securities convertible into units of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the Profits Interest Units under this Plan. The grant of Profits Interest Units under pursuant the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to issue additional unit interests, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 7. Acquisition Transaction.

(a) **Continuation or Assumption upon Acquisition Transaction.** Unless otherwise provided in the Operating Agreement or in any Profits Interest Unit Grant Agreement or in any other written agreement between a Participant and the Company:

(1) In the event of a corporate transaction involving the Company in which there is an acquiring or surviving entity, the Board may, in its sole discretion, provide for the continuation or assumption of unvested Profits Interest Units (or any portion thereof), or for the grant of a new award in substitution therefor, by the acquiror or survivor (or a subsidiary of the acquiror or survivor), in each case on such terms and subject to such conditions as the (i) Board in good faith determine or (ii) are provided for under the terms of the corporate transaction; and

(2) In the event of a corporate transaction involving the Company (whether or not there is an acquiring or surviving entity) in which there is no continuation, assumption or substitution as to some or all unvested Profits Interest Units, the Board may, but is not required to, permit such unvested Profits Interest Units to be accelerated.

(b) **Termination upon Acquisition Transaction.** Except as provided in any Profits Interest Unit Grant Agreement, or in any other written agreement between a Participant and the Company, each unvested Profits Interest Unit, unless continued, assumed or substituted, in each case in writing, will be forfeited automatically, for no consideration, upon the occurrence of a corporate transaction as described in Section 7(a)(1).

SECTION 8. Legal Conditions on Issuance of Units. Profits Interest Units shall not be issued under the Plan unless the issuance and delivery of such Profits Interest Units comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company's securities may then be traded.

SECTION 9. No Retention Rights. Nothing in the Plan or in any grant of Profits Interest Units under the Plan shall confer upon the Participant any right to continue in Service for specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any parent or subsidiary employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

SECTION 10. Amendments. The Board may amend, suspend or terminate the Plan at any time and for any reason; provided, however, that no such amendment, suspension or termination may adversely affect the rights of a Participant with respect to Profits Interest Units granted prior to such amendment, suspension or termination, unless consented to by the Participant.

SECTION 11. Operating Agreement. As a condition to any grant of Profits Interest Units, the Participant shall execute a joinder by which Participant agrees to become a party to and bound by all of the rights and obligations of a Profits Interest Member under, the Operating

Agreement, and such other documents or agreements as the Board deems necessary or desirable. In the event of a conflict between the Plan and the provisions of the Operating Agreement, the Operating Agreement shall control.

SECTION 12. **Tax Consequences.** Each person receiving Profits Interest Units under the Plan shall be solely responsible for determining the tax consequences thereof. Notwithstanding the foregoing, each Participant receiving a Restricted Profits Interest Unit shall timely file an election under Section 83(b) of the Internal Revenue Code of 1986, as amended.

SECTION 13. **Governing Law; Disputes.** The interpretation, performance and enforcement of the Plan or any Profits Interest Unit Grant Agreement shall be governed by the laws of the State of Delaware without regard to principles of conflicts of laws thereof and without regard to principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware. Any unresolved controversy or claim arising out of or relating to the Plan shall be subject to the dispute resolution provisions in the Operating Agreement.

SECTION 14. **Definitions.**

(a) "**Acquisition Transaction**" means (i) the acquisition of the Company by another person or entity, or more than one person or entity acting as a group, by means of any transaction or series of related transactions (including, without limitation, any sale, reorganization, merger or consolidation), unless the Company's Members of record as constituted immediately prior to such transaction or series of related transactions will, immediately after such transaction or series of related transactions, hold at least a majority of the voting power of the surviving or acquiring entity or (ii) a sale of all or substantially all of the assets of the Company. Notwithstanding the foregoing, a transaction shall not constitute an Acquisition Transaction if it is a transaction effected primarily for the purpose of financing the Company. Any determination as to whether a transaction constitutes an Acquisition Transaction (solely for purposes of the Plan) shall be made by the Board in their sole discretion.

(b) "**Cause**" means, in the case of a Participant with a written employment or other service agreement with the Company defining "Cause," the term given in such agreement, and in all other cases, the definition provided under the Operating Agreement.

(c) "**Company**" shall mean KADMOS ENERGY SERVICES LLC, a Delaware limited liability company.

(d) "**Common Member**" shall mean each Person who holds or acquires Common Units and is admitted to the Company as a Common Member in accordance with the Operating Agreement.

(e) "**Operating Agreement**" means the Company's Operating Agreement, entered into by and among its Members, as the same may be amended from time to time.

(f) "**Participant**" shall mean an individual to whom the Managers have granted or offered the right to acquire Profits Interest Units under the Plan.

(g) "**Plan**" shall mean this KADMOS ENERGY SERVICES LLC 2025 Equity Incentive Plan.

(h) "**Profits Interest Unit**" shall have the meaning given to it in the Operating Agreement.

(i) "**Profits Interest Unit Grant Agreement**" shall mean an agreement between the Company and a Participant who acquires Profits Interest Units under the Plan which contains the terms, conditions and restrictions pertaining to the acquisition of such Profits Interest Units.

(j) "**Restricted Profits Interest Unit**" shall mean a Profits Interest Unit that is subject to a Right of Repurchase in favor of the Company, as set forth in Section 5 of this Plan and in the applicable Restricted Profits Interest Unit Grant Agreement.

(k) "**Restricted Profits Interest Unit Grant Agreement**" shall mean an agreement between the Company and a Participant who acquires Profits Interest Units under the Plan which are subject to the Right of Repurchase and contain the terms, conditions and restrictions pertaining to the grant of such Profits Interest Units.

(l) "**Service**" shall mean service to the Company or its subsidiaries as an employee, advisor, officer, director or consultant.

(m) "**Service Provider**" means a person or entity providing service to the Company or its subsidiaries as an employee, advisor, officer, director or consultant; provided, however, that consultants and advisors must be natural persons who provide *bona fide* services to the Company, and who otherwise meet the requirements of Rule 701 under the Securities Act of 1933, as amended.

KADMOS ENERGY SERVICES LLC

PROFITS INTEREST UNIT GRANT AGREEMENT

UNDER 2025 EQUITY INCENTIVE PLAN

Name of Grantee: [_____]

You have been granted Profits Interest Units of KADMOS ENERGY SERVICES LLC (the "Company") as follows:

Grant Date:	[________]
Number of Profits Interest Units	[________]
Designated as a Profits Interest:	Yes
Profits Interest Threshold Amount:	US$[________]

This grant of Profits Interest Units is subject to the Company's 2025 Equity Incentive Plan and the Company's Operating Agreement, as may be amended from time to time (the "Operating Agreement"). By your signature below, you are agreeing to the terms set forth herein and therein. Furthermore, this Agreement serves as a joinder to the Operating Agreement so, by signing below, you are agreeing to become party to and bound by all of the rights and obligations of a Member holding Profits Interest Units under the Operating Agreement to the same extent as if you had originally executed that agreement.

GRANTEE	**KADMOS ENERGY SERVICES LLC**
______________________________	______________________________
[Name]	[Name], Manager

KADMOS ENERGY SERVICES LLC – PROFITS INTEREST UNIT GRANT AGREEMENT

Terms and Conditions

This Profits Interest Unit Grant Agreement consists of the attached Cover Page (the "Cover Page") and these Terms and Conditions.

1. **Grant of Units**. KADMOS ENERGY SERVICES LLC (the "Company"), hereby grants you the number of Profits Interest Units set forth on the Cover Page subject to the terms and conditions set forth herein. The Profits Interest Units granted hereunder are subject to the Company's Operating Agreement, as amended from time to time (the "Operating Agreement") and the Company's 2025 Equity Incentive Plan, which is attached as an Exhibit to the Operating Agreement. You acknowledge that you have received a copy of each. Terms used but not defined herein shall have the meanings given to them in the Plan.

2. **Transfer Restrictions.** You may not transfer the Profits Interest Units except by will, the laws of descent and distribution, or to a trust for the benefit of your immediate family members for estate planning purposes, and in all cases subject to the approval by the Board, the restrictions on transfer set forth in the Operating Agreement, and such other limitations as the Board may impose.

3. **Profits Interest.** The Profits Interest Units granted hereunder are intended to constitute a "profits interest" for purposes of applicable IRS rules and regulations. The Profits Interest Units granted hereunder shall be subject to the Profits Interest Threshold Amount set forth on the Cover Page. The Profits Interest Threshold Amount is intended by the Company to satisfy applicable IRS requirements relating to profits interests, as further set forth in the Operating Agreement; however, the Company cannot guarantee that the IRS would make the same determination and makes no representations that it will so qualify.

4. **Tax Consequences.** The Company has not provided any tax advice with respect to the grant of Profits Interest Units, the vesting of the Profits Interest Units or the tax consequences of becoming a Member of the Company. You should obtain advice from an appropriate independent tax adviser with respect to the taxation implications of the foregoing, and on any subsequent sale or disposition of the Profits Interest Units.

5. **Governing Law; Disputes.** This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. Any dispute arising hereunder shall be resolved in accordance with the dispute resolution provisions set forth in the 2025 Equity Incentive Plan.

6. **Entire Agreement; Entire Equity Interest.** This Agreement, including the Cover Page and these Terms and Conditions, together with the Operating Agreement, constitute the entire agreement between you and the Company with respect to your membership, interest or other

ownership interest in the Company and supersede all prior agreements, written or oral, and all other communications between the parties relating to such subject matter.

KADMOS ENERGY SERVICES LLC

RESTRICTED PROFITS INTEREST UNIT GRANT AGREEMENT

UNDER 2025 EQUITY INCENTIVE PLAN

Name of Grantee: [____]

You have been granted Restricted Profits Interest Units of KADMOS ENERGY SERVICES LLC (the "Company") as follows:

Grant Date:	[______]
Number of Profits Interest Units	[______]
Effective Date:	[______]
Right of Repurchase; Lapse of Repurchase Right:	[______]
Designated as a Profits Interest:	Yes
Profits Interest Threshold Amount:	[PROFIT INTEREST THRESHOLD]

This grant of Restricted Profits Interest Units is subject to the Company's 2025 Equity Incentive Plan and the Company's Operating Agreement, as may be amended from time to time (the "Operating Agreement"). By your signature below, you are agreeing to the terms set forth herein and therein. Furthermore, this Agreement serves as a joinder to the Operating Agreement so, by signing below, you are agreeing to become party to and bound by all of the rights and obligations of a Member holding Profits Interest Units under the Operating Agreement to the same extent as if you had originally executed that agreement.

GRANTEE

____

[Name]

KADMOS ENERGY SERVICES LLC

____

[Name], Manager

As a condition to the issuance of Restricted Profits Interest Units, you are required to file an election under Section 83(b) of the Internal Revenue Code within 30 days after the Grant Date. It is your responsibility, and not the Company's, to timely file the 83(b) election. The Company is not providing any tax advice in connection with the transactions contemplated hereby or your membership in the Company. Please consult

with your tax advisor about the individual tax consequences to you of the issuance, vesting and all other matters in connection with this grant of Units.

KADMOS ENERGY SERVICES LLC – RESTRICTED PROFITS INTEREST UNIT GRANT AGREEMENT

Terms and Conditions

This Restricted Profits Interest Unit Grant Agreement consists of the attached Cover Page (the "Cover Page") and these Terms and Conditions.

1. **Grant of Units**. KADMOS ENERGY SERVICES LLC (the "Company"), hereby grants you the number of Profits Interest Units set forth on the Cover Page subject to the terms and conditions set forth herein. The Profits Interest Units granted hereunder are subject to the Company's Operating Agreement, as may be amended from time to time (the "Operating Agreement") and the Company's 2025 Equity Incentive Plan, which is attached as an Exhibit to the Operating Agreement. You acknowledge that you have received a copy of each. Terms used but not defined herein shall have the meanings given to them in the Plan.

2. **Right of Repurchase**. The Company shall have an option to repurchase all or any portion of the Profits Interest Units that have not been released from the Right of Repurchase (i.e., have not vested) in accordance with terms as set forth on the Cover Page, for a price per Unit equal to the cash value paid by you (if any) for such Units, or, if no such cash value was paid, for no consideration. In addition, upon termination of your Service for Cause, the Company shall be entitled to exercise the Right of Repurchase with respect to both vested and unvested Profits Interest Units.

3. **Lapse of Repurchase Right.** All of your Profits Interest Units shall initially be subject to the Right of Repurchase. This Right of Repurchase shall lapse and cease to apply with respect to your Profits Interest Units in accordance with the schedule set forth on the Cover Page. Upon any termination of your Service to the Company for any reason, unless otherwise determined by the Board in writing in their sole discretion, all then the Company shall be deemed to have automatically elected to exercise the Right of Repurchase with respect to all Profits Interest Units where the applicable Repurchase Right has not lapsed, and such Units shall be immediately cancelled and forfeited without any action on the part of you or the Company, and shall thereafter cease to represent any interest in the Company and will be cancelled by the Company without any further consideration or notice to you. Profits Interest Units where the Repurchase Right has lapsed shall not be subject to such forfeiture (except in the event of termination of Service for Cause). You expressly acknowledge that, although the Profits Interest Units are issued on the date hereof, they are being issued for services to be rendered over the entire Right of Repurchase period and, accordingly, the forfeiture provisions set forth in this Section 3 apply.

4. **Transfer Restrictions.** You may not transfer the Profits Interest Units except by will, the laws of descent and distribution, or to a trust for the benefit of your immediate family members for estate planning purposes, and in all cases subject to the approval by the Board, the restrictions on transfer set forth in the Operating Agreement, and such other limitations as the Board may impose.

5. **Profits Interest.** The Profits Interest Units granted hereunder are intended to constitute a "profits interest" for purposes of applicable IRS rules and regulations. The Profits Interest Units granted hereunder shall be subject to the Profits Interest Threshold Amount set forth on the Cover Page. The Profits Interest Threshold Amount is intended by the Company to satisfy applicable IRS requirements relating to profits interests, as further set forth in the Operating Agreement; however, the Company cannot guarantee that the IRS would make the same determination and makes no representations that it will so qualify.

6. **Tax Consequences.** The Company has not provided any tax advice with respect to the grant of Profits Interest Units, the vesting of the Profits Interest Units or the tax consequences of becoming a Member of the Company. You should obtain advice from an appropriate independent tax adviser with respect to the taxation implications of the foregoing, and on any subsequent sale or disposition of the Profits Interest Units.

7. **Governing Law; Disputes.** This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. Any dispute arising hereunder shall be resolved in accordance with the dispute resolution provisions set forth in the 2025 Equity Incentive Plan.

8. **Entire Agreement; Entire Equity Interest.** This Agreement, including the Cover Page and these Terms and Conditions, together with the Operating Agreement, constitute the entire agreement between you and the Company with respect to your membership, interest or other ownership interest in the Company and supersede all prior agreements, written or oral, and all other communications between the parties relating to such subject matter.

ELECTION UNDER SECTION 83(b) ELECTION OF THE INTERNAL REVENUE CODE

The undersigned Taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include the excess, if any, of the fair market value of the property described below at the time of transfer over the amount paid for such property, as compensation for services in the calculation of regular income.

(1) The taxpayer who performed the services is:

Name:
Address:
Taxpayer Ident. No.:

Spouse's Name:
Spouse's Address:
Spouse's Taxpayer Ident. No.:

(2) The property with respect to which the election is being made is [ ] Profits Interest Units of **KADMOS ENERGY SERVICES LLC**.

(3) The property was transferred on [______], and this election is being made is the calendar year [YEAR].

(4) The property is subject to forfeiture, if for any reason taxpayer's service with the issuer terminates. The forfeiture restriction will lapse in a series of installments over a period ending no later than [ ].

(5) The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is [ ].

(6) The amount paid for such property is US$[ ].

(7) A copy of this statement was furnished to KADMOS ENERGY SERVICES LLC.

(8) This statement is executed on [ ].

______________________________ Taxpayer

______________________________ Spouse

EXHIBIT C TO KADMOS ENERGY SERVICES LLC

OPERATING AGREEMENT

CONSENT OF SPOUSE

I am the spouse of the Member of KADMOS ENERGY SERVICES LLC (the "Company") listed below. I acknowledge that I have read the Operating Agreement among the Company's Members (the "Operating Agreement"), I know the contents thereof and I agree that my interest, if any (including any community property interest I may have), in any Units or membership interest in Company are subject to the Operating Agreement and I shall be bound thereby to the extent applicable. I am aware that the legal, financial and related matters contained in the Operating Agreement are complex and that, prior to executing this consent, I am free to seek independent professional guidance or counsel with respect to this consent. This consent shall not be deemed to confer or convey any rights in the Member's Units or other membership interest that does not otherwise exist by operation of law or the agreement of the Member and his or her spouse.

Name of Member: ____________________________

Name of Member's Spouse: ____________________________

Dated:____________________

____
Signature of Spouse

____
Print Name

EXHIBIT D TO KADMOS ENERGY SERVICES LLC

OPERATING AGREEMENT

KADMOS ENERGY SERVICES LLC

2025 PHANTOM EQUITY PLAN

KADMOS ENERGY SERVICES LLC (the "Company") has adopted this 2025 Phantom Equity Plan in order to provide certain employees and other service providers with the right to receive payment upon a sale of the Company on the terms set forth below and the Phantom Unit Award Agreements issued hereunder.

SECTION 1. Certain Definitions.

1. "**Base Value**" means a base value per Phantom Unit, as determined by the Board and set forth in the Participant's Phantom Unit Award Agreement.

(a) "**Code**" means the Internal Revenue Code of 1986, as amended.

(b) "**Company**" means KADMOS ENERGY SERVICES LLC, a Delaware limited liability company.

(c) "**Contingent Proceeds**" means earn-outs, holdbacks, escrowed amounts and other contingent or delayed payments, net of any offsets or reductions, as are provided for in a Sale Transaction.

(d) "**Continuous Service**" means a Participant's continued performance of services for the Company or a Company subsidiary as an employee, consultant, advisor or similar capacity without interruption or termination (except for permitted leave including paid time off, sick leave, maternity or paternity leave, military leave, or any other personal leave), in all cases as determined by the Board.

(e) "**Date of Grant**" shall mean, for any Plan Award, the date that such Plan Award is granted by the Board to a Participant. The Date of Grant shall be set forth in the Phantom Unit Award Agreement.

(f) "**Disability**" means that a person is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than (12) months.

(g) "**Liquidation**" means a dissolution of the Company, in which the Company will proceed to wind up its affairs and liquidate.

(h) "**Managers**" mean the Company's Managers as set forth in the Operating Agreement.

(i) "**Members**" means the Company's Members holding actual equity ownership in the Company.

(j) "**Operating Agreement**" means the Company's Operating Agreement, entered into by and among its Members, as the same may be amended from time to time.

(k) "**Participant**" means any Company employee or other service provider who has the right to receive a Sale Payment under the Plan.

(l) "**Phantom Unit Award Agreement**" means an agreement evidencing the grant of a Plan Award in the form approved from time to time by the Board.

(m) "**Phantom Unit**s" are notional units awarded under this Plan by the Board in order to calculate the amount of the Sale Payment payable to the Participants hereunder. The number of Phantom Units awarded to each Participant is set forth in the Participant's Phantom Unit Award Agreement.

(n) "**Plan**" means this 2025 Phantom Equity Plan.

(o) "**Plan Award**" means any award of Phantom Units and the related right to receive a Sale Payment issued pursuant to the Plan. Plan Awards shall be evidenced by a Phantom Unit Award Agreement.

(p) "**Sale Payment**" means a payment under the Plan in accordance with the terms set forth in a Phantom Unit Award Agreement.

(q) "**Sale Proceeds**" means the net proceeds from a Sale Transaction, calculated by deducting from the gross proceeds paid by the buyer (i) all debts, liabilities and costs of the Company (including liabilities in respect of Phantom Units), (ii) all transaction fees and costs (including attorney's, investment bankers' and other professional fees, and transaction-related compensation and employment taxes thereon), (iii) amounts in the nature of a return of capital, preferred return or special allocation of profits and (iv) tax distributions.

(r) "**Sale Transaction**" means (i) the acquisition of the Company by another Person by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation), <u>unless</u> the Company's Members of record, or its Affiliates, as constituted immediately prior to such transaction or series of related transactions will, immediately after such transaction or series of related transactions, hold at least a majority of the voting power of the surviving or acquiring entity or (ii) a sale of all or substantially all of the assets of the Company. Notwithstanding the foregoing, a transaction shall not constitute a Sale Transaction if it is a transaction effected primarily for the purpose of financing the Company. Any determination as to whether a transaction constitutes a Sale Transaction shall be made by the Common Members in their sole discretion, acting in good faith.

(s) "**Securities Act**" means the Securities Act of 1933, as amended.

SECTION 2. Administration. Subject to the provisions of the Plan and the Operating Agreement, the Board shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. All decisions, interpretations and other actions of the Board shall be final and binding on all Participants. The Board, in its sole discretion, shall have the power, subject to, and within the limitations of, the express provisions of the Plan and the Operating Agreement: (a) to determine from time to time who shall be designated as Participants entitled to participate in the Plan and the terms under which they will be entitled to participate (subject to the terms of the Plan); (b) subject to prior approval by a Requisite Majority, to make Plan Awards, determine the terms thereof and the number of Phantom Units subject thereto; (c) to determine whether or not a transaction or related series of transactions results in a Sale Transaction; (d) to determine the amount of Sale Proceeds; and (e) to exercise such other powers and perform such other acts as the Board deems necessary or expedient to promote the best

interests of the Company in connection with the Plan. No Member will be liable for any action or determination made by the Board with respect to the Plan or any distribution paid under the Plan. No Members shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan or any distribution paid hereunder, and all Members shall be fully indemnified and held harmless by the Company or its successor in respect of any such action, determination or interpretation.

SECTION 3. Plan Awards and Grant of Phantom Units.

(a) **Eligibility.** Subject to prior approval of each issuance by a Requisite Majority, Company employees, consultants, advisors and other service providers shall be eligible to receive Plan Awards and Phantom Units under the Plan, as approved from time to time by Board.

(b) **Plan Award.** Subject to prior approval of each issuance by a Requisite Majority, Plan Awards may be granted from time to time by the Board in its sole discretion. Plan Awards shall be evidenced by a Phantom Unit Award Agreement which shall specify, among other things, the number of Phantom Units and any related vesting provisions or conditions to earning or receiving payment.

(c) **Form and Timing of Sale Payments.** Sale Payments payable with respect to Phantom Units will be paid in the same form or forms of payment, at the same time and subject to the same conditions (including in particular with respect to any Contingent Proceeds), in the same manner and subject to the same restrictions as Sale Proceeds are paid to the Company's Members. Accordingly, without limiting the generality of the foregoing, in the event of any Contingent Proceeds, Participants will receive their portion thereof with respect to Phantom Units only if and when such Contingent Proceeds are paid to the Company's Members. Furthermore, subject to Section 5(c) below, to the extent that any portion of the Sale Proceeds are subject to clawback or other recovery by an acquirer in connection with any post-closing indemnification obligation or otherwise, then, to the maximum extent permitted by law, a pro-rata share of any Sale Payment will be similarly subject to such clawback or recovery. To the extent that it is not practicable to pay Sale Payments at the same time as payments are made to the Members, such payments will be made with respect to Phantom Units within 60 days after the date that Sale Proceeds are paid to the Members.

(d) **Post-Award Dilution.** It is acknowledged that a Participant's relative portion of any Sale Proceeds as of the Grant Date may be diluted by the subsequent issuance of additional Phantom Units or similar "phantom" or notional awards, or by the issuance of unit interests in the Company.

(e) **No Reallocation of Cancelled Plan Awards or Phantom Units.** Each Plan Award is a separate award and not related to other Plan Awards. Accordingly, for the avoidance of doubt, it is noted that in the event that a Participant does not satisfy any conditions necessary to receive his or her Sale Payment (including, to the extent applicable, any vesting conditions, service requirements or other terms set forth in any Phantom Unit Award Agreement), that Sale Payment shall not be paid and neither that Participant's Phantom Units nor any other rights with respect to the Sale Payment shall reallocated among the other Participants.

(f) **Adjustment.** Upon the occurrence of any recapitalization, or any split, reverse split, repurchase, exchange, subdivision or combination of Units, or any similar change in the capital structure of the Company affecting the Units, the Board shall adjust the number and terms of

Phantom Units that may be delivered under the Plan, and the number and terms of Phantom Units, including the Base Value, covered by each outstanding Plan Award, to the extent required to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan. No such adjustment shall be made upon any issuance of equity interests, or upon any award or grant of "phantom" equity interests in the Company outside of this Plan, in exchange for capital contributions, services or other new value contributed to the Company. Such adjustments shall not require the consent of any Participant.

SECTION 4. No Funding Obligation. The Company's obligations under the Plan are unfunded and no provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Nothing contained in this Plan and no action taken pursuant to the provisions of the Plan shall create or be construed to create a trust of any kind. No Company property shall be deemed a security for the obligations to the Participants hereunder, but shall be, and continue for all purposes to be, part of the general funds of the Company. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, subordinated as set forth above. The liability for any payments under the Plan (including any Plan Awards or Sale Payments) is a liability of the Company alone and not of any other party including any Member of the Company.

SECTION 5. Certain Legal and Tax Matters.

(a) **Compliance with Securities and Other Laws.** Notwithstanding anything to the contrary contained herein or in any Phantom Units Agreement, if the Board determines that a Plan Award, any Phantom Units or the form of any Sale Payment shall be a security of the Company, its successors, or any other entities, no such security shall be issued to any Participant unless such security is then registered under the Securities Act or applicable state securities laws or, if such security is not then so registered, the Board has determined that such issuance would be exempt from the registration requirements of the Securities Act and applicable state securities laws. All Sale Payments and Plan Awards are intended to comply with other applicable laws and regulations and no such payment will be permitted or required if the Common Members determine that such payment would not be in material compliance with such laws and regulations.

(b) **Withholding.** The Company shall withhold from any distributions under the Plan and/or require the Participant to remit cash payments to the Company for any amount required to satisfy the Company's or any subsidiary's income, employment or other tax withholding obligations under federal, state or other applicable law. The Participant will be solely responsible for any tax withholding obligations and shall be responsible for remitting any necessary funds to the Company or the applicable subsidiary to meet such tax withholding obligations.

(c) **Section 409A.** It is intended that the payments provided for under this Plan be exempt from the requirements of Section 409A of the Code ("Section 409A") (including as "short-term deferrals" within the meaning of Treasury Regulation Section 1.409A-1(b)(4)) to the maximum permissible extent. To the extent that any payments under this Plan are not exempt from the requirements of Section 409A, then all such payments are intended to comply with Section 409A, and this Plan and all Phantom Units Agreements shall be construed and interpreted in accordance with such intent. To the extent required to comply with Section 409A, (i) no event

will constitute a Sale Transaction unless it is a "change in control event" within the meaning of Section 409A, and (ii) payments in respect of escrowed or other Contingent Proceeds shall be made no later than the fifth anniversary of the Sale Transaction. Each payment hereunder shall be considered to be a separate payment for purposes of Section 409A. No Participant shall have the right to designate the taxable year of any payment made or due under this Plan. The Company and each Participant will work together in good faith to consider amendments or revisions to the Plan or any Phantom Units Agreements that are necessary or appropriate to avoid imposition of any additional tax or income recognition under Section 409A or otherwise prior to the actual payment to the Participant. Notwithstanding the foregoing, in no event whatsoever shall the Company be liable for any tax, liability or damages resulting from, or otherwise related to, any failure to comply with Section 409A or other applicable laws, including, without limitation, any additional tax, interest, income inclusion or other penalty that may be imposed on a Participant by Section 409A, and any damages resulting from, or otherwise related to, reporting (or failing to report) a failure to comply with Section 409A.

(d) **Not Securities.** Plan Awards, Phantom Units, Sale Payments or other rights under the Plan are not securities, do not constitute Company shares or any other Membership Interest in the Company or any right thereto and no Participant shall be deemed to be a Member or other unit holder of the Company, or have any voting or other rights, by virtue thereof. Each Participant, by participating in the Plan, acknowledges and agrees that such Participant's interests in the Plan or rights with respect to any Phantom Units are contract rights only and do not constitute Company shares or other securities.

SECTION 6. Miscellaneous.

(a) **Termination by the Board.** The Board may suspend or terminate the Plan at any time and for any reason. The Board may amend the Plan at any time and for any reason, in each case subject to prior approval of such amendment by a Requisite Majority.

(b) **No Transfer or Assignment.** To the maximum extent permitted by law, a Participant's right or benefits under this Plan shall not be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit.

(c) **Invalidity.** The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. To the extent that any provision hereof is held to be invalid or unenforceable, the Company will use reasonable efforts to replace such invalid or unenforceable provision with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable provision.

(d) **Governing Law; Disputes.** The interpretation, performance and enforcement of the Plan or any Phantom Units Agreement shall be governed by the laws of the State of Delaware without regard to principles of conflicts of laws thereof and without regard to principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware. Any dispute arising hereunder shall be resolved in accordance with the dispute resolution provisions set forth in the 2025 Phantom Equity Plan.

(e) **No Retention Rights**. Nothing in the Plan or in any Plan Award shall confer upon the Participant any right to continue in Service for any specific duration or shall otherwise interfere with or restrict in any way the rights of the Company (or any parent or subsidiary employing or retaining Services from the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

KADMOS ENERGY SERVICES LLC

2025 PHANTOM EQUITY PLAN

PHANTOM UNIT AWARD

You have been granted Phantom Units under KADMOS ENERGY SERVICES LLC's 2025 Phantom Equity Plan. This award provides you the opportunity to earn payment on a sale of KADMOS ENERGY SERVICES LLC on the terms set forth below.

Award Summary

Name:	[______]
Your Phantoms Units:	[______]
Base Value Per Phantom Unit:	[______]
Date of Grant:	[______]
Vesting Start Date:	[______]
Vesting Schedule:	[______]

This Phantom Equity Award and your right to receive a Sale Payment is granted under and governed by the terms of the Phantom Equity Award Agreement and the Company's 2025 Phantom Equity Plan, both of which are attached and incorporated. Certain terms used above are defined on the following pages.

Participant **KADMOS ENERGY SERVICES LLC**

______________________________ ______________________________

[Name] [Name], Manager

KADMOS ENERGY SERVICES LLC

2025 PHANTOM EQUITY PLAN

PHANTOM EQUITY AWARD AGREEMENT

1. **Sale Payment**.

(a) **Certain Terms**. For purposes of calculating your Sale Payment, we reference the following terms.

Some of these terms are further defined in the Plan, but these definitions are included here for convenience.

i. "**Aggregate Base Value**" means the Base Value set forth on the cover page of this Agreement times the total number of Your Vested Phantom Units.

ii. "**Fully Diluted Units**" means, as of any date, the sum of (A) the number of all outstanding Units of the Company, assuming full exercise or conversion of outstanding securities exercisable or convertible into Units, (B) the number of all Phantom Units (vested and unvested) issued or available for issuance under this Plan and (C) the number of all other "phantom" or notional equity interests in the Company (if any) pursuant to any other plan or agreement to which the Company is a party.

iii. "**Sale Payment**" is the Sale Payment that may be payable to you upon a Sale Transaction as a result of Your Vested Phantom Units. The amount of that payment is determined as set forth below.

iv. "**Units**" means actual equity ownership units in the Company.

v. "**Your Vested Phantom Units**" means the portion of your Phantom Units that have vested as set forth on the cover page of this Agreement as of the Sale Transaction.

(b) **Amount of Sale Payment**. Subject to your Continuous Service, upon a Sale Transaction, you will be entitled to receive a Sale Payment determined as follows:

Your Sale Payment	=	Sale Proceeds	x	Your Vested Phantom Units at the time of the Sale Transaction	/	Fully Diluted Units at the time of the Sale Transaction		–	Aggregate Base Value

(c) **Form and Timing of Payments**. To the extent practicable, the Sale Payment with respect to Your Vested Phantom Units will be paid in the same form or forms of payment, at the same time and subject to the same conditions (including in particular with respect to any Contingent Proceeds), in the same manner and subject to the same restrictions as Sale Proceeds are paid to the Company's Members. Accordingly, without limiting the generality of the foregoing, in the event of any Contingent Proceeds, you will receive your portion thereof with respect to Your Vested Phantom Units only if and when such Contingent Proceeds are paid to the Company's Members. Furthermore, to the extent that any portion of the Sale Proceeds are subject to clawback or other recovery by an acquirer in connection with any post-closing indemnification obligation or otherwise, then, to the maximum extent permitted by law, a pro-rata share of your Sale Payment will be similarly subject to such clawback or recovery.

(d) **[Payments Subject to Continuous Service.** Your right to receive the Sale Payment is conditioned upon your Continuous Service to the Company through the time of a Sale Transaction. Accordingly, your right to receive the Sale Payment will terminate and be cancelled upon termination of your Continuous Service for any reason.]

(e) **Base Value.** In the event that the Sale Proceeds payable with respect to Units, on a per share basis, do not exceed the Base Value, no Sale Payment will be made and this Plan Award will automatically terminate. Notwithstanding anything in the Plan or this Award Agreement to the contrary, if the Sale Transaction involves the sale or other transfer of less than all of the assets or equity of the Company, then the Board may, in their discretion, proportionately adjust the Base Value downwards for purposes of calculating the payments to be made in respect of Your Vested Phantom Units.

(f) **Execution of General Release or Other Agreements**. Your Sale Payment (or any portion thereof) shall be conditioned upon your timely execution of (i) a general release of claims against the Company and its Members and affiliates in form and substance reasonably satisfactory to the Company; (ii) a confidentiality agreement; or (iii) other agreements customarily executed by parties to a Sale Transaction. If you do not execute and return the foregoing listed agreements within twenty-one (21) days after being presented them with respect to the Sale Transaction and any revocation rights under such release do not lapse unexercised within the operative period, then you will forfeit your right to receive a Sale Payment. Sale Payments shall occur or commence, as the case may be, following satisfaction of the foregoing condition, but if the period for completing the listed agreements spans two (2) calendar years, in no event will any payments or benefits that constitute "deferred compensation" within the meaning of Code Section 409A be paid prior to the first day of such second calendar year.

2. **Miscellaneous.**

(a) **No Membership Rights**. Your Phantom Units represent the means to calculate the Sale Payment that may become payable on the terms and conditions set forth herein and in the Plan. Phantom Units do not represent any membership interest, equity interest, voting interest or other interest in the Company. You shall not be deemed to be a Member of the Company or have any right to receive any securities of the Company by your participation in the Plan. Neither your Phantom Units nor your other rights hereunder do constitute Company securities. You acknowledge that you have not been promised any equity or membership interest in the Company.

(b) **No Company Tax Advice.** You acknowledge that the Company has not made any representations to you with respect to the tax consequences of the award of your Phantom Units or

any Sale Payment. You acknowledge that you are in no manner relying on the Company or its representatives for an assessment of such tax consequences or any other tax advice. You are advised to consult with your own tax advisor with respect to any tax consequences.

(c) **No Guaranteed Value.** You acknowledge that the Company has not made any representations or guarantees as to the current or future value of the Phantom Units, any Sale Payment or any other rights hereunder.

(d) **Invalidity.** The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. To the extent that any provision hereof is held to be invalid or unenforceable, the Company will use reasonable efforts to replace such invalid or unenforceable provision with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable provision.

(e) **No Right to Continued Service.** Nothing in the Plan or in this Agreement shall confer upon you any right to continue as an employee or other service provider of the Company or any subsidiary, or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge you at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement. If your Continuous Service is terminated by you or the Company, unless otherwise determined by the Board in its sole discretion and without obligation, you are not entitled to any pro-rated vesting or any Sale Payment.

(f) **Restrictions on Transfer and Payment.** Your Phantom Units, your Sale Payment and your rights under this Agreement and the Plan are not assignable or transferable in any manner by you other than by will or pursuant to the laws of descent and distribution. Sale Payments shall, during your lifetime, be made only to you or your guardian or legal representative.

(g) **Governing Law; Disputes.** This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. Any dispute arising hereunder shall be resolved in accordance with the dispute resolution provisions set forth in the 2025 Phantom Equity Plan.

(h) **Counterparts.** This Agreement may be executed in any number of counterparts, all of which together shall be deemed to be one and the same instrument, and signatures may be delivered electronically with the same effect as an original. Signatures to this Agreement are on the cover page hereof.

(i) **Entire Agreement; Amendments and Waivers.** This Agreement and the Plan constitute the entire agreement between you and the Company pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions. Except as provided herein or in the Plan, this Agreement may not be amended except in an instrument in writing signed on behalf of each of the parties hereto. No waiver or accommodation by the Company under with respect to this Agreement or the Plan will operate or be construed as a waiver by the Company of any subsequent breach of or an obligation to make any similar accommodation at any subsequent time.

(j) **Headings and Interpretation.** The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. No